UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________
Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Seer, Inc.
(Name of Registrant as Specified In Its Charter)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April    ,2023
Dear Stockholder:
We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the Annual Meeting) of Seer, Inc. (Seer or the Company), which will take place on Wednesday, June 14, 2023 at 1:00 p.m. Pacific Time. The Annual Meeting will again be held in virtual format this year.  You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SEER2023, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card. If you decide to attend the Annual Meeting, you will be able to change your vote or revoke your proxy, even if you have previously submitted your proxy.
On behalf of the Company’s Board of Directors, we would like to thank you for your continued support of and interest in Seer.
Sincerely,

Omid Farokhzad, M.D.
Chief Executive Officer, President and Chair of the Board of Directors

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED APRIL 14, 2023

SEER, INC.
3800 Bridge Parkway
Redwood City, CA 94065
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Wednesday, June 14, 2023 at 1:00 p.m. Pacific Time
Place
The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast.  You will be able to attend the Annual Meeting virtually, examine a list of our stockholders entitled to vote at the meeting, submit questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/SEER2023.

Items of Business

•To adopt and approve an amendment to our Certificate of Incorporation to phase out the classified structure of our Board of Directors (the Declassification Proposal).
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
•Non-binding advisory vote to approve the Named Executive Officer compensation.
•To elect four directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified, or, if the Declassification Proposal is not approved, to elect four Class III directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified.
•To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date	April , 2023 (the Record Date). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Virtual Meeting Philosophy
The Company has held its annual meeting of stockholders as a virtual meeting via the Internet since becoming a publicly traded company in 2020. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings and providing for the health and safety of the participants. This balance allows the meetings to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of Company resources. The Board intends that the virtual meeting format provide stockholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

•providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•providing stockholders with the ability to submit appropriate questions real-time either via telephone or the meeting website;

•answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination; and

•offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined under the section titled “Communications with the Board of Directors” below.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 14, 2023.  Our proxy statement and Annual Report to Stockholders are being made available on or about April , 2023 on our investor relations website at investor.seer.bio. We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission.

By order of the Board of Directors,

Omid Farokhzad, M.D., Chief Executive Officer, President and Chair of the Board of Directors
Redwood City California
April , 2023
This proxy statement is being mailed to stockholders on or about April , 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	55
CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS	59
ENVIRONMENTAL, SOCIAL RESPONSIBILITY AND GOVERNANCE MATTERS	60
OTHER MATTERS	62
Delinquent Section 16(a) Reports	62
Fiscal Year 2022 Annual Report and SEC Filings	62

SEER, INC.
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Pacific Time on Wednesday, June 14, 2023
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders of Seer, Inc. (the Annual Meeting), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Wednesday, June 14, 2023 at 1:00 p.m. Pacific Time virtually via live webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/SEER2023, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number on your proxy card.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement.  Please read the entire proxy statement carefully before voting your shares. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why am I receiving these materials?
Our board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Annual Meeting, which will take place on June 14, 2023.  Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.  This proxy statement and the accompanying proxy card are being mailed on or about May 5, 2023 in connection with the solicitation of proxies on behalf of our board of directors.  All stockholders will have the ability to access via the Internet this proxy statement, and our Annual Report as filed with the Securities and Exchange Commission (the SEC) on March 6, 2023.
What proposals will be voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
•to adopt and approve an amendment to our Certificate of Incorporation to phase out the classified structure of our Board of Directors (the Declassification Proposal);
•the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•the non-binding, advisory vote to approve the Named Executive Officer compensation;
•the election of Omid Farokhzad, M.D., Meeta Gulyani, David Hallal and Terrance McGuire as directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified, or, if the Declassification Proposal is not approved, the election of Omid Farokhzad, Meeta Gulyani, David Hallal, Terrance McGuire as Class III directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified; and
•to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
At the time this proxy statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our board of directors recommend that I vote?
Our board of directors recommends that you vote:
•FOR the adoption and approval of an amendment to our Certificate of Incorporation to phase out the classified structure of our Board of Directors;
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•FOR the non-binding, advisory vote on named executive officer compensation; and
•FOR the election of each of Dr. Farokhzad, Ms. Gulyani, Mr. Hallal and Mr. McGuire as directors, either for a term of one year, if the Declassification Proposal is approved, or as Class III directors for a term of three years, if the Declassification Proposal is not approved.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on April , 2023, the record date for the Annual Meeting (the Record Date), are entitled to notice of and to vote at the Annual Meeting.  Each stockholder is entitled to one vote for each share of our Class A common stock and ten votes for each share of our Class B common stock held as of the Record Date.  As of the Record Date, there were shares of Class A common stock and shares of Class B common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record – Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares, and this proxy statement was provided to you directly by us.  As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person (including virtually) at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders – Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name,” and this proxy statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•Proposal No. 1: The amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors requires FOR votes from the holders of a 66⅔% of the outstanding voting securities of the Company, voting together as a single class.
•Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires an affirmative FOR vote of a majority of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved.  You may vote FOR, AGAINST or ABSTAIN.  If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.  Broker non-votes will have no effect on the outcome of this proposal.

•Proposal No. 3: Because this proposal of a non-binding, advisory vote to approve the Named Executive Officer compensation asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our board of directors will take into account the outcome of this vote when considering the frequency of future advisory votes to approve the Named Executive Officer compensation. Any shares not voted FOR a particular option (whether as a result of voting withheld or a broker non-vote) will not be counted in such option’s favor and will have no effect on the outcome of the advisory vote.
•Proposal No. 4: The election of each director requires a plurality of the votes of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved.  “Plurality” means that the four nominees who receive the most votes cast FOR will be elected as directors.  You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote.  Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.  If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 4, and such abstention will have no effect on the outcome of the proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the annual meeting of stockholders to be properly held under our amended and restated bylaws and Delaware law.  A majority of the shares of common stock outstanding and entitled to vote, in person (including virtually) or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.  Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.  If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.
What do I need to do to attend the Annual Meeting?
You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/SEER2023. To participate in the Annual Meeting, you will need the control number from your proxy card. The Annual Meeting webcast will begin promptly at 1:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time, and you should allow ample time for the check-in procedures.
How do I vote and what are the voting deadlines?
Stockholders of Record.  If you are a stockholder of record, you can vote in one of the following ways:
•You may vote via the Internet.  To vote via the Internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the control number from the proxy card you receive.  Your vote must be received by 11:59 p.m. Eastern Time on June 13, 2023 to be counted.  If you vote via the Internet prior to the Annual Meeting, you do not need to return a proxy card by mail.
•You may vote by telephone.  To vote by telephone, dial (toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions.  You will be asked to provide the control number from the proxy card.  Your vote must be received by 11:59 p.m. Eastern Time on June 13, 2023 to be counted.  If you vote by telephone, you do not need to return a proxy card by mail.
•You may vote by mail.  To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and return it promptly by mail so that it is received no later than June 13, 2023. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.  If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.

•You may vote virtually during the Annual Meeting.  If you plan to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SEER2023, you may vote electronically and submit questions during the meeting. Please have your proxy card in hand when you visit the website.
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
Street Name Stockholders.  If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee.  You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares.  The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.  As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholders of Record.  If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
•entering a new vote by Internet or telephone;
•signing and returning a new proxy card with a later date;
•delivering a written revocation to our Corporate Secretary at Seer, Inc., 3800 Bridge Parkway, Suite 102, Redwood City, California 94065, by 11:59 p.m. Eastern Time on June 13, 2023; or
•attending the Annual Meeting and voting in person (including virtually).
Street Name Stockholders.  If you are a street name stockholder, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. David Horn and Elona Kogan have been designated as the proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors.  If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
What if I do not specify how my shares are to be voted?
Stockholders of Record.  If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•FOR the adoption and approval of an amendment to our Certificate of Incorporation to phase out the classified structure of our Board of Director (Proposal No. 1);
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal No. 2);
•FOR the approval of a non-binding, advisory vote on Named Executive Officer compensation (Proposal No. 3);

•FOR the election of each of the four directors nominated by our board of directors and named in this proxy statement (Proposal No. 4); and
•In the discretion of the named proxy holder regarding any other matters properly presented for a vote at the Annual Meeting.
Street Name Stockholders.  If you are a street name stockholder and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter.  Brokers do not have discretion to vote on non-routine matters.  Proposal No. 1 (adoption and approval of an amendment to our Certificate of Incorporation to phase out the classified structure of our Board of Directors), Proposal No. 3 (non-binding advisory vote on Named Executive Officer compensation) and Proposal No. 4 (election of directors) are non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter.  As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1 or Proposal No. 3 or Proposal No. 4, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2.  For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal.  If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting.  As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2).  However, because the outcome of Proposal No. 3 (advisory vote to approve the Named Executive Officer compensation) asks for a non-binding, advisory vote, and Proposal No. 4 (election of directors) will be determined by a plurality vote, there is no required vote that would constitute approval, abstentions will have no impact on the outcome of such proposals as long as a quorum exists. Because Proposal 1 requires FOR votes from the holders of a 66⅔% of the outstanding voting securities of the Company, voting together as a single class, an abstention would have the same effect as a vote AGAINST Proposal 1.
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares.  Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast.  Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials.  We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.  Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees.  The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents.  No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.  We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur.  If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
I share an address with another stockholder, and we received only one paper copy of the proxy materials.  How may I obtain an additional copy of the proxy materials?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.  This procedure reduces our printing and mailing costs.  Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents.  To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
Seer, Inc.
Attention: Corporate Secretary
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
(650) 453-0000
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting.  In addition, we will disclose final voting results on a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, we will file an amendment to the Form 8-K to disclose the final results.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner.  For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 29, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Stockholder proposals should be addressed to:
Seer, Inc.
Attention: Corporate Secretary
3800 Bridge Parkway, Suite 102
Redwood City, California 94065

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement.  Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws.  To be timely for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive office:
•not earlier than February 13, 2024, and
•not later than March 14, 2024.
In the event that we hold our 2024 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to such annual meeting; or
•the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Stockholders who, among other things, hold continuously (i) at least $2,000 in market value of the outstanding shares of our common stock for at least three years prior to the date of the submission of the recommendation or nomination, (ii) at least $15,000 in market value of the outstanding shares of our common stock for at least two years prior to the date of the submission of the recommendation or nomination, or (iii) at least $25,000 in market value of the outstanding shares of our common stock for at least one year prior to the date of the submission of the recommendation or nomination may propose director candidates for consideration by our corporate governance and nominating committee.  Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Corporate Secretary at the address set forth above.  For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders.  To nominate a director, the stockholder must provide the information required by our bylaws.  In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
In addition to satisfying the requirements of our bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than April 15, 2024.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov.  You may also contact our Corporate Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which currently consists of nine (9) members. Our board of directors has affirmatively determined that six (6) of our nine (9) directors qualify as “independent” within the meaning of the listing standards of the Nasdaq Stock Market LLC (Nasdaq).  Our board of directors is currently divided into three classes with staggered three-year terms. However, Proposal No. 1 seeks stockholder approval of an amendment to our Certificate of Incorporation to declassify the board of directors and elect each class of directors to a one-year term, starting with the Annual Meeting. If Proposal No. 1 is approved, at each annual meeting of stockholders, a class of directors will be elected for a one-year term to succeed the same class whose term is then expiring. If Proposal No. 1 is not approved, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our corporate governance and nominating committee, we are nominating Dr. Farokhzad, Ms. Gulyani, Mr. Hallal and Mr. McGuire as Class III directors at the Annual Meeting. If Proposal No. 1 is approved, if elected, Dr. Farokhzad, Ms. Gulyani, Mr. Hallal and Mr. McGuire will each hold office for a one-year term until the annual meeting of stockholders to be held in 2024 or until their successors are duly elected and qualified. If Proposal No. 1 is not approved, if elected, Dr. Farokhzad, Ms. Gulyani, Mr. Hallal and Mr. McGuire will each hold office as a Class III director for a three-year term until the annual meeting of stockholders to be held in 2026 or until their successors are duly elected and qualified.
The following table sets forth the names, ages as of March 31, 2023 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated (5)
Director Nominees
Omid Farokhzad, M.D.	III	54	Chief Executive Officer, President, Chair of the Board of Directors	2017	2023	2024 or 2026
Meeta Gulyani (1)	III	54	Director	2021	2023	2024 or 2026
David Hallal (2)(3)	III	56	Lead Independent Director	2018	2023	2024 or 2026
Terrance McGuire (1)(2)	III	67	Director	2017	2023	2024 or 2026
Continuing Directors
Catherine Friedman (1)(3)	I	62	Director	2020	2024	—
Mostafa Ronaghi, Ph.D. (4)	I	54	Director	2021	2024	—
Robert Langer, Sc.D.(4)	II	74	Director	2017	2022	2025
Rachel Haurwitz, Ph.D. (2)	II	37	Director	2021	2022	2025
Dipchand (Deep) Nishar (3)(4)	II	54	Director	2021	2022	2025
_____________________________
(1)Member of our audit committee
(2)Member of our talent and compensation committee
(3)Member of our corporate governance and nominating committee
(4)Member of our science and technology committee
(5)If Proposal No. 1 is approved, each of the Class III directors will be considered nominated for a one-year term expiring in 2024. If Proposal No. 1 is not approved, each of the Class III directors will be considered nominated for a three-year term expiring in 2026.

Director Nominees
Omid Farokhzad, M.D. co-founded our Company and has served as our Chief Executive Officer since February 2018, and as a member of our board of directors since March 2017, serving as the Chair since September 2020, and as President of the Company as of September 2022. He has served as the executive chair of Dynamics Special Purpose Corp., a blank check company, from May 2021 until June 2022. From September 2004 to February 2018, he was a Professor at Harvard Medical School and directed the Center for Nanomedicine at Brigham and Women’s Hospital. He previously co-founded BIND Therapeutics, a biotechnology company acquired by Pfizer Inc., Selecta Biosciences, Inc., a clinical-stage biotechnology company, and Tarveda Therapeutics, Inc., a clinical stage biopharmaceutical company. He currently serves as a member of the board of directors of Senti Biosciences and of several privately-held companies and previously served as a director of Selecta Biosciences and BIND Therapeutics. He holds an M.A. and M.D. from Boston University and an M.B.A. from Massachusetts Institute of Technology Sloan School of Management.
We believe Dr. Farokhzad is qualified to serve on our board of directors because of the perspective and experience he brings as our Chief Executive Officer and President, his experience in leadership positions in the biotechnology and life science industry, his educational background and his strong scientific knowledge.
Meeta Gulyani has served as a member of our board of directors since November 2021. Ms. Gulyani has served as Executive Vice President, Head of Strategy, Business Development and Transformation at the Life Science business of Merck KGaA, Darmstadt, Germany, a global life science and technology company, which operates as MilliporeSigma in U.S. and Canada, since January 2016. From May 2014 to December 2015, she served as Executive Vice President, Head of Global Strategy and Franchises at the Pharmaceutical business of Merck KGaA, Darmstadt, Germany, which operates as EMD Serono, Inc. in U.S. and Canada. From January 2012 to April 2014, Ms. Gulyani served as General Manager, India Management Center at Roche Pharmaceuticals, division of Roche Holding AG, a healthcare company. Ms. Gulyani holds a M.B.A. from the Asian Institute of Management, Philippines, accompanied by an exchange program at the Wharton School of the University of Pennsylvania. She earned a bachelor’s degree in economics from the Shri Ram College of Commerce at Delhi University in India.
We believe Ms. Gulyani is qualified to serve on our board of directors because of her extensive experience in the life sciences industry and experience across markets, including Asia.
David Hallal has served as a member of our board of directors since February 2018 and as Lead Independent Director since September 2020. Mr. Hallal has served as Chief Executive Officer of ElevateBio LLC, a biotechnology company he co-founded, since December 2017. Mr. Hallal had served as Chief Executive Officer of AlloVir, Inc., a late clinical-stage cell therapy company from September 2018 to March 2021. Prior to that, from June 2006 to December 2016, Mr. Hallal served in executive roles of increasing responsibility at Alexion Pharmaceuticals, Inc., a pharmaceutical company, most recently serving as Chief Executive Officer from April 2015 to December 2016, Chief Operating Officer from September 2014 to April 2015 and Chief Commercial Officer, Head of Commercial Operations from July 2006 to September 2014, as well as a member of the Board of Directors from September 2014 to December 2016. Mr. Hallal currently serves as Chairman of the board at AlloVir, ElevateBio, Scholar Rock Holding Corp. and iTeos Therapeutics S.A. He holds a B.A. in Psychology from the University of New Hampshire.
We believe Mr. Hallal is qualified to serve on our board of directors because of his extensive business experience and knowledge of company operations, and his experience working with companies in the life sciences industry.
Terrance McGuire has served as a member of our board of directors since December 2017. Mr. McGuire is a founding partner of Polaris Partners. Prior to starting Polaris Partners in 1996, Mr. McGuire spent seven years at Burr, Egan, Deleage & Co., investing in early stage medical and information technology companies. He currently serves on the board of directors of Invivyd, Inc. (formerly Adagio Therapeutics, Inc.), Whitehead Institute, Alector, Inc. and Cyclerion, Inc., and previously served on the board of directors of Acceleron Pharma, Inc., Arsanis, Inc., Ironwood Pharmaceuticals, Inc., Pulmatrix, Inc., and The David H. Koch Institute for Integrative Cancer Research at the Massachusetts Institute of Technology. Mr. McGuire also serves as a member of the Board of The Arthur Rock Center for Entrepreneurship at Harvard Business School and The Healthcare Initiative Advisory Board and on the Board of Advisors of the Thayer School of Engineering at Dartmouth College. Mr. McGuire holds a B.S. in Physics and Economics from Hobart College, an M.S. in Engineering from the Thayer School at Dartmouth College and an M.B.A. from Harvard Business School.

We believe Mr. McGuire is qualified to serve on our board of directors because of his substantial corporate development and business strategy expertise gained in the venture capital industry.
Continuing Directors
Catherine Friedman has served as a member of our board of directors since September 2020. Ms. Friedman has served as an Executive Venture Partner at Google Ventures since December 2021. Prior to that, Ms. Friedman was an independent financial consultant serving public and private companies in the life sciences industry since 2006. Ms. Friedman served in various executive roles from 1982 to 2006 at Morgan Stanley, an investment bank and financial services company, including as Manager Director from 1997 to 2006 and Head of West Coast Healthcare and Co-Head of the Biotechnology Practice from 1993 to 2006. She currently serves on the board of directors of Lyell Immunopharma, Inc., a biotechnology company, Radius Health, Inc., a biopharmaceutical company, and Revolution Health Care Acquisition Corp., a blank check company. Ms. Friedman previously served as Chairperson of the board at GRAIL, Inc., a cancer testing company, and on the board of directors of Altaba Inc., EnteroMedics, Inc., GSV Capital Corp., Innoviva, Inc. (formerly Theravance, Inc.), and XenoPort, Inc. Ms. Friedman currently serves as a member of the board of directors of several privately-held companies. She holds an A.B. in Economics from Harvard University and an M.B.A. from the University of Virginia Darden School of Business, where she serves as a member of the Darden School Foundation Board of Trustees.
We believe Ms. Friedman is qualified to serve on our board of directors because of her financial expertise, 23-year tenure as an investment banker and extensive experience serving as a member on other public company boards.
Mostafa Ronaghi, Ph.D. has served as a member of our board of directors since February 2021. He also serves as Co-Chairman of the Scientific Advisory Board, and as a member of our Science and Technology Committee. Dr. Ronaghi served as the Chief Executive Officer and a member of the Board of Directors of Dynamics Special Purpose Corp., a blank check company, from May 2021 until June 2022. Prior to that, Dr. Ronaghi was with Illumina, Inc., as Senior Vice President, Entrepreneurial Development, from June 2020 to January 2021 and as Senior Vice President and Chief Technology Officer from July 2008 to June 2020. He co-founded GRAIL, a cancer testing company acquired by Illumina, Illumina Accelerator, a business accelerator focused solely on creating an innovation ecosystem for the genomics industry, Avantome, a sequencing company acquired by Illumina, NextBio, a search engine for life science data acquired by Illumina, and ParAllele Bioscience, Inc., a genetic discovery solutions company, acquired by Affymetrix, Inc. Dr. Ronaghi currently serves as Executive Chairman of the board of directors of Cellanome, Inc. and is on the board of directors at several privately-held companies. Dr. Ronaghi holds a B.Sc. in biochemistry from Kalmar University and a Ph.D. in biotechnology from the Royal Institute of Technology in Sweden.
We believe Dr. Ronaghi is qualified to serve on our board of directors because of his extensive academic training, his technical and scientific expertise as well as his operating experience in several genomic companies.
Robert Langer, Sc.D. has served as a member of our board of directors since December 2017. Dr. Langer has served as an Institute Professor at the Massachusetts Institute of Technology since July 2005. He currently serves on the board of directors of Abpro Bio Co. Ltd., Frequency Therapeutics, Inc., Moderna, Inc. and Puretech Health plc, and previously served on the board of directors of Alkermes, Inc., Lyra Therapeutics, Inc., Kala Pharmaceuticals, Inc., Momenta Pharmaceuticals, Inc., Millipore Corp., Rubius Therapeutics and Wyeth. Dr. Langer holds a B.S. in Chemical Engineering from Cornell University and an Sc.D. in Chemical Engineering from Massachusetts Institute of Technology.
We believe Dr. Langer is qualified to serve on our board of directors because of his pioneering academic work, extensive medical and scientific knowledge, and experience serving on public company boards of directors.
Rachel Haurwitz, Ph.D. has served as a member of our board of directors since November 2021. Dr. Haurwitz is a co-founder of Caribou Biosciences, Inc. and has served as its President and Chief Executive Officer and a director since October 2011. Dr. Haurwitz is an inventor on patents and patent applications covering multiple CRISPR-based technologies and has co-authored several scientific papers characterizing CRISPR-Cas systems including in Science. Dr. Haurwitz holds an A.B. degree in Biological Sciences from Harvard College and a Ph.D. in Molecular Cell Biology from the University of California, Berkeley. Dr. Haurwitz currently serves on the board of directors of the Biotechnology Innovation Organization, a not-for-profit organization.

We believe Dr. Haurwitz is qualified to serve on our board of directors due to her operational and management expertise and experience in leadership positions of a publicly traded biotechnology company.
Dipchand (Deep) Nishar has served as a member of our board of directors since February 2021. Mr. Nishar has been a Managing Director at General Catalyst since January 2022. From June 2015 to December 2021, he served as a Senior Managing Partner of SoftBank Investment Advisers (US) Inc., a private equity company. From January 2009 to October 2014, he was with LinkedIn Corporation, an employment-oriented online service company acquired by Microsoft Corporation, where he served as Senior Vice President, Product and User Experience from May 2011 to October 2014 and as Vice President, Products from January 2009 to May 2011. From August 2003 to January 2009, Mr. Nishar served in various executive roles with Google Inc., a technology company that specializes in Internet-related services and products, most recently as the Senior Director of Products for the Asia-Pacific region. Mr. Nishar served on the board of directors of Dynamics Special Purpose Corp., from May 2021 until June 2022, and Vir Biotechnology, Inc., from August 2017 until June 2022. Mr. Nishar previously served on the board of directors of Guardant Health, Inc., from October 2018 until June 2020, Relay Therapeutics, Inc., from June 2019 until December 2021, TripAdvisor, Inc., from August 2013 until June 2019, and Zymergen Inc., from October 2016 until September 2020. Mr. Nishar holds a B. Tech from the Indian Institute of Technology, an M.S. in Electrical Engineering from the University of Illinois, Urbana-Champaign and an M.B.A. from Harvard Business School.
We believe Mr. Nishar is qualified to serve on our board of directors due to his extensive background in the technology industry and his investment activities in the life science sector.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Director Independence
Our common stock is listed on the Nasdaq Global Select Market. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of our initial public offering. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and talent and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the listing standards of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the listing standards of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Catherine Friedman, Meeta Gulyani, David Hallal, Rachel Haurwitz, Ph.D., Terrance McGuire and Dipchand (Deep) Nishar, representing six of our nine directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. In addition, our board of directors has determined that all members of our audit, compensation, and corporate governance and nominating committees satisfy the independence standards for committee members established by applicable SEC rules and regulations and the listing standards of Nasdaq. Additionally, former director David Singer, who served on the board until November 2021, was independent during the period he served on our board of directors.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party and Other Transactions.”
Board Leadership Structure
Our board of directors has appointed David Hallal to serve as our Lead Independent Director. As a general matter, our board of directors believes that appointing a Lead Independent Director, while our Chief Executive Officer and President serves as Chair, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As Lead Independent Director, David Hallal will preside over periodic meetings of our independent directors, serve as a liaison between our Chair and Chief Executive Officer and President, and our independent directors and perform such additional duties as our board of directors may otherwise determine and delegate.
Committees of our Board of Directors
Our board of directors has established an audit committee, a talent and compensation committee, a corporate governance and nominating committee, and a science and technology committee. The composition, responsibilities and the number of meetings held during 2022 of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
Our audit committee consists of Catherine Friedman, Meeta Gulyani and Terrance McGuire, with Ms. Friedman serving as Chair. Our board of directors has determined that each of the members of our audit committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3 of the Exchange Act. Our board of directors has determined that Ms. Friedman is an “audit committee financial expert” within the meaning of SEC rules and regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee is also responsible for, among other things:
•selecting and hiring the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•approving audit and non-audit services and fees;
•reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•preparing the audit committee report that the SEC requires to be included in our annual proxy statement;
•reviewing reports and communications from the independent registered public accounting firm;
•reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•reviewing our policies on risk assessment and risk management;
•reviewing and monitoring conflicts of interest situations, and approving or prohibiting any involvement in matters that may involve a conflict of interest or taking of a corporate opportunity;
•reviewing related party transactions; and
•establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our audit committee is available on our investor relations website at investor.seer.bio. In 2022, our audit committee held five meetings and acted by unanimous written consent twice.
Talent and Compensation Committee
Our talent and compensation committee consists of David Hallal, Terrance McGuire and Rachel Haurwitz, Ph.D., with Mr. McGuire serving as Chair. Our board of directors has determined that each of the members of our talent and compensation committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
Our talent and compensation committee oversees our compensation policies, plans, and benefits programs. The compensation committee is also responsible for, among other things:
•overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;
•reviewing and approving, or recommending to the board of directors for approval, the compensation of our executive officers and directors;
•preparing the compensation committee report that the SEC requires to be included in our annual proxy statement, if any; and
•administering our equity compensation plans.
Our talent and compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our talent and compensation committee is available on our investor relations website at investor.seer.bio. In 2022, our talent and compensation committee held six meetings and acted by unanimous written consent once.
Corporate Governance and Nominating Committee
Our corporate governance and nominating committee consists of Catherine Friedman, David Hallal and Dipchand (Deep) Nishar, with Mr. Hallal serving as Chair. Our board of directors has determined that David Hallal, Catherine Friedman and Dipchand (Deep) Nishar are independent under the listing standards of Nasdaq.

Our corporate governance and nominating committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The corporate governance and nominating committee is also responsible for, among other things:
•identifying, evaluating, and making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting; and
•evaluating the performance of our board of directors and of individual directors.
Our corporate governance and nominating committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter for our corporate governance and nominating committee is available on our investor relations website at investor.seer.bio. In 2022, our corporate governance and nominating committee held two meetings and acted by unanimous written consent once.
Science and Technology Committee
In April 2021, our board of directors formed our science and technology committee. Our science and technology committee consists of Robert Langer, Sc.D., Dipchand (Deep) Nishar and Mostafa Ronaghi, Ph.D., with Dr. Langer serving as Chair. Our science and technology committee oversees and assists our board of directors in its oversight of our scientific and technological strategies and research and development plans and goals. In 2022, our science and technology committee held one meeting. The science and technology committee is also responsible for, among other things:
• reviewing and evaluating our performance relating to our research and development plans and goals;
• reviewing and evaluating our scientific and technological strategies and research and development plans, and goals, including the competitive environment;
• identifying and discussing significant emerging science and technology issues and trends, including their potential impact on our scientific and technological strategies and research and development plans and goals; and
• conducting a periodic review of our intellectual property portfolio and strategy, including our overall competitiveness.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2022, our board of directors held seven meetings (including regularly scheduled and special meetings) and acted by unanimous written consent four times, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served on such committee.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. All of our then-serving directors attended our annual meeting of stockholders in 2022.

Compensation Committee Interlocks and Insider Participation
During 2022, David Hallal, Rachel Haurwitz, Ph.D. and Terrance McGuire served on our talent and compensation committee. None of the members of our talent and compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the past fiscal year, as a member of the board of directors or the talent and compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more of its executive officers serving as a member of our board of directors or our talent compensation committee.
Considerations in Evaluating Director Nominees
Our corporate governance and nominating committee uses a variety of methods, including engaging the services of outside consultants and search firms, to identify and evaluate director nominees. In its evaluation of director candidates, our corporate governance and nominating committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our corporate governance and nominating committee considers include such factors as character, integrity, judgment, diversity (including, without limitation, diversity in terms of gender, race, ethnicity and experience), age, independence, skills, education, expertise, business acumen, corporate experience, length of service, understanding of our business and other commitments, among other things. Nominees must also have the highest personal and professional ethics and integrity and skills that are complementary to those of the existing directors. Director candidates must have the ability to assist and support management and make significant contributions to our success based on proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment. Nominees must also have an understanding of the fiduciary responsibilities that are required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our corporate governance and nominating committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
The corporate governance and nominating committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our corporate governance and nominating committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our corporate governance and nominating committee may take into account the benefits of diverse viewpoints. Our corporate governance and nominating committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our corporate governance and nominating committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our corporate governance and nominating committee will consider director candidates recommended by stockholders holding continuously (i) at least $2,000 in market value of the outstanding shares of our common stock for at least three years prior to the date of the submission of the recommendation or nomination, (ii) at least $15,000 in market value of the outstanding shares of our common stock for at least two years prior to the date of the submission of the recommendation or nomination, or (iii) at least $25,000 in market value of the outstanding shares of our common stock for at least one year prior to the date of the submission of the recommendation or nomination, so long as such recommendations or nominations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our corporate governance and nominating committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing.

Such recommendations must include information about the candidate, a statement of support of the candidate by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between us and the candidate and any additional information required by our amended and restated bylaws.
Our corporate governance and nominating committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for election to our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at Seer, Inc., 3800 Bridge Parkway, Suite 102, Redwood City, California 94065. To be timely for an annual meeting of stockholders, nominations must be received by our Corporate Secretary not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.
Communications with the Board of Directors
Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to our Corporate Secretary at Seer, Inc., 3800 Bridge Parkway, Suite 102, Redwood City, California 94065. Our Corporate Secretary monitors these communications and will provide a summary of all received bona fide messages to our board of directors at each regularly scheduled meeting of our board of directors. Where the nature of a communication warrants, our Corporate Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors or non-management director, of independent advisors or of our management.
This procedure does not apply to (a) communications to non-management directors from officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to our audit committee pursuant to our complaint procedures for accounting and auditing matters.
Management and Board Diversity

Diversity is important to us, and we have always had diversity within our management team and across the company. We believe that our management and board of directors should be diverse, including a diversity of experience, competency in relevant fields, gender, race, ethnicity and age. In making determinations regarding nominations of directors, our nominating and governance committee takes into account the benefits of diverse viewpoints. In November 2021, we were pleased to add further diversity to our board of directors with the additions of Rachel Haurwitz, Ph.D. and Meeta Gulyani. Our corporate governance and nominating committee will also consider these and other factors as it oversees the annual board of directors and committee evaluations. The table below provides certain information regarding the composition of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f). As shown below in the board diversity matrix, the Company is currently in compliance with the diversity requirements of Nasdaq Rule 5605(f). Our board of directors is also advancing our human capital management strategy to ensure more opportunities for diverse candidates, including new programs to recruit diverse candidates. Currently, 38% of our executive leadership team is comprised of women.

Board Diversity Matrix (as of April , 2023)
Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	1	-	-
Hispanic or Latin	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and President, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations website at investor.seer.bio. We will post any amendments to our Code of Business Conduct and Ethics and any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.
Role of the Board in Risk Oversight
Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. Our talent and compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the company’s significant business risks, including risks relating to accounting matters and financial reporting and potential conflicts of interest. Our corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of our board of directors. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its current leadership structure supports the risk oversight function of the board of directors.
Director Compensation
In connection with our initial public offering, our board of directors adopted, and our stockholders approved, a new compensation policy for our non-employee directors. This policy was developed with input from our talent and compensation committee’s independent compensation consultant, Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”, formerly Radford), regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward non-employee directors.
Under the outside director compensation policy, each non-employee director receives the cash and equity compensation for his or her services as a member of our board of directors, as described below. We also reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our board of directors or its committees.
The director compensation policy includes a maximum annual limit of $750,000 or, in the first year of a non-employee director’s service on our board of directors, $1,000,000, of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year. For purposes of these limitations, the value of an equity award is based on its grant date fair value (determined in accordance with generally accepted accounting principles, or GAAP). Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Cash Compensation
Our outside director compensation policy provides for the following cash compensation program for our non-employee directors:
•$40,000 per year for service as a non-employee director;
•$25,000 per year for service as lead independent director;
•$20,000 per year for service as Chair of the audit committee;
•$10,000 per year for service as a member of the audit committee;
•$15,000 per year for service as Chair of the talent and compensation committee;
•$7,500 per year for service as a member of the talent and compensation committee;
•$10,000 per year for service as Chair of the corporate governance and nominating committee;
•$5,000 per year for service as a member of the corporate governance and nominating committee;
•$10,000 per year for service as Chair of the science and technology committee; and
•$5,000 per year for service as a member of the science and technology committee.
Each non-employee director who serves as a committee Chair receives only the additional annual cash fee as the Chair of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.
Equity Compensation
Initial Awards. Pursuant to our outside director compensation policy, effective February 7, 2023, each person who first becomes a non-employee director will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award of stock options to purchase shares of our common stock and an initial award of our restricted stock units (collectively, the Initial Award) together having an aggregate value of approximately $367,500 (with the shares covered by each award rounded down to the nearest whole share), with 50% of the value of the Initial Award in stock options to purchase shares of our common stock and the remaining 50% of the value of the Initial Award in our restricted stock units. Prior to the February 2023 amendment to our outside director compensation policy, each Initial Award consisted of stock options to purchase shares of common stock and restricted stock units, together having an aggregate value of approximately $495,489, with 67% of the value of the Initial Award in stock options and the remaining 33% of the value of the Initial Award in restricted stock units. The Initial Award vests in equal installments as to 1/36th of the shares of our common stock subject to the

Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates.
If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.
Annual Awards. Effective February 7, 2023, each non-employee director automatically will receive, on the date of each annual meeting of our stockholders (an Annual Meeting), an annual award of stock options to purchase shares of our common stock and an annual award of our restricted stock units (collectively, the Annual Award) together having an aggregate value of approximately $183,750 (with the shares covered by each award rounded down to the nearest whole share), with 50% of the value of the Annual Award in stock options to purchase shares of our common stock and the remaining 50% of the value of the Annual Award in our restricted stock units. Prior to the February 2023 amendment to our outside director compensation policy, each Annual Award consisted of stock options to purchase shares of common stock and restricted stock units, together having an aggregate value of approximately $247,455, with 67% of the value of the Annual Award in stock options and the remaining 33% of the value of the Annual Award in restricted stock units. If an individual began service as a non-employee director after the date of the Annual Meeting that occurred immediately prior to such Annual Meeting, then the Annual Award granted to such non-employee director will be prorated based on the number of whole months that the individual served as a non-employee director prior to the Annual Award’s grant date during the 12 month period immediately preceding such Annual Meeting or such effective registration statement date, as applicable. Each Annual Award will be scheduled to vest as to all of the shares of our common stock subject to such award on the earlier of (i) the one year anniversary of the date the Annual Award is granted or (ii) the day immediately before the date of the next Annual Meeting that occurs after the grant date of the Annual Award, subject to continued services to us through the applicable vesting date.
Change in Control. In the event of our change in control, as defined in our 2020 Equity Incentive Plan, each non-employee director’s then outstanding equity awards covering shares of our common stock that were granted to him or her while a non-employee director will accelerate vesting in full, provided that he or she remains a non-employee director through the date of our change in control.
Other Award Terms. Each Initial Award and Annual Award will be granted under our 2020 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of ten years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.
2022 Compensation
Directors who are also our employees receive no additional compensation for their service as directors. Omid Farokhzad, M.D., our Chief Executive Officer and President, was an employee director during 2022. See the section titled “Executive Compensation” for additional information about Dr. Farokhzad’s compensation.
The following table presents the total compensation each of our non-employee directors received during the year ended December 31, 2022. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of our non-employee directors in 2022.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation($)	Total ($)
Catherine Friedman	65,000	72,897	143,466	—	281,363
David Hallal	79,521	72,897	143,466	—	295,884
Robert Langer, Sc.D.	54,583	72,897	143,466	75,000(2)	345,946
Terrance McGuire	63,625	72,897	143,466	—	279,988
Mostafa Ronaghi, Ph.D.	45,000	72,897	143,466	10,000(3)	271,363
Rachel Haurwitz, Ph.D.(4)	44,996	43,936	86,472	—	175,404
Meeta Gulyani (4)	49,516	39,743	78,214	—	167,473
Dipchand (Deep) Nishar	45,917	72,897	406,365	—	525,179

__________________________________
(1)The amount in this column represents the aggregate grant-date fair value of the award as computed as of the grant date of each option awarded in fiscal 2022 in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC Topic 718. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in the notes to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 6, 2023.
(2)Dr. Langer received consulting fees for his service on our Scientific Advisory Board in 2022.
(3)Dr. Ronaghi received consulting fees for his service on our Scientific Advisory Board in 2022.
(4)Equity awards for Dr. Haurwitz and Ms. Gulyani were prorated due to partial-year service on the Board of Directors.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2022:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Catherine Friedman	12/3/2020	18,691	(2)	—		19.00	12/2/2030	—		—
	6/17/2021	15,000	(3)	—		33.74	6/17/2031	—		—
	6/15/2022	—		29,640	(11)	7.33	6/15/2032	—		—
	6/15/2022	—		—		—	—	9,945	(11)	57,681
David Hallal	1/28/2020	101,886	(4)	—		2.70	1/27/2030	—		—
	7/28/2020	51,753	(5)	—		3.47	7/27/2030	—		—
	9/11/2020	38,422	(6)	—		3.47	9/10/2030	—		—
	12/3/2020	18,691	(2)	—		19.00	12/2/2030	—		—
	6/17/2021	15,000	(3)	—		33.74	6/17/2031	—		—
	6/15/2022	—		29,640	(11)	7.33	6/15/2032	—		—
	6/15/2022	—		—		—	—	9,945	(11)	57,681
Robert Langer, Sc.D.	5/18/2018	104,048	(7)	—		0.05	5/17/2028	—		—
	1/28/2020	101,886	(4)	—		2.70	1/27/2030	—		—
	7/28/2020	121,562	(5)	—		3.47	7/27/2030	—		—
	12/3/2020	18,691	(2)	—		19.00	12/2/2030	—		—
	6/17/2021	15,000	(3)	—		33.74	6/17/2031	—		—
	6/15/2022	—		29,640	(11)	7.33	6/15/2032	—		—
	6/15/2022	—		—		—	—	9,945	(11)	57,681
Terrance McGuire	1/28/2020	101,886	(4)	—		2.70	1/27/2030	—		—
	7/28/2020	58,415	(5)			3.47	7/27/2030	—		—
	12/3/2020	18,691	(2)			19.00	12/2/2030	—		—
	6/17/2021	15,000	(3)			33.74	6/17/2031	—		—
	6/15/2022	—		29,640	(11)	7.33	6/15/2032	—		—
	6/15/2022	—		—		—	—	9,945	(11)	57,681
Mostafa Ronaghi, Ph.D.	2/16/2021	17,074		10,865	(8)	64.48	2/16/2031	—		—
	6/15/2022	—		29,640	(11)	7.33	6/15/2032	—		—
	6/15/2022	—		—		—	—	9,945	(11)	57,681
Rachel Haurwitz, Ph.D..	11/9/2021	10,833		19,167	(9)	35.25	11/9/2031
	6/15/2022	—		17,865	(11)	7.33	6/15/2032	—		—
	6/15/2022	—		—		—	—	5,994	(11)	34,765
Meeta Gulyani	11/29/2021	10,833		19,167	(10)	21.52	11/29/2031	—		—
	6/15/2022	—		16,159	(11)	7.33	6/15/2032	—		—
	6/15/2022	—		—		—	—	5,422	(11)	31,448
Dipchand (Deep) Nishar	3/2/2022	7,500		22,500	(12)	13.84	3/2/2032	—		—
	6/15/2022	—		29,640	(11)	7.33	6/15/2032	—		—
	6/15/2022	—		—		—	—	9,945	(11)	57,681

___________________________________
(1)The amounts in this column are based upon the last reported price of our Class A common stock on the Nasdaq Global Select Market on December 30, 2022, which was $5.80.
(2)Shares subject to the option vest in 6 equal monthly installments beginning on January 3, 2021, subject to continued service to the Company.
(3)Shares subject to the option vested in full on June 15, 2022.
(4)Shares subject to the option vest in 48 equal monthly installments beginning on February 28, 2020, subject to continued service to the Company.
(5)Shares subject to the option vest in 48 equal monthly installments beginning on August 28, 2020, subject to continued service to the Company.
(6)Shares subject to the option vest in 48 equal monthly installments beginning on October 11, 2020, subject to continued service to the Company.
(7)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vested on March 23, 2019, and 1/48th of the shares vest monthly thereafter, subject to continued service to the Company.
(8)Shares subject to the option vest in 36 equal monthly installments beginning on March 16, 2021, subject to continued service to the Company.
(9)Shares subject to the option vest in 36 equal monthly installments beginning on December 9, 2021, subject to continued service to the Company.
(10)Shares subject to the option vest in 36 equal monthly installments beginning on December 29, 2021, subject to continued service to the Company.
(11)Shares subject to the option or stock award vest in full on June 14, 2023.
(12)Shares subject to the option vest in 36 equal monthly installments beginning on April 2, 2022, subject to continued service to the Company.

PROPOSAL NO. 1
APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO PHASE OUT THE CLASSIFIED STRUCTURE OF OUR BOARD OF DIRECTORS
Background
Under our amended and restated certificate of incorporation (Current Charter), our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three-year terms. We are asking you to adopt and approve amendments to our Current Charter to phase out the present three-year, staggered terms of our directors and instead provide for the annual election of directors. After careful consideration, the Board of Directors approved, declared advisable, and recommended that our stockholders approve at the Annual Meeting, a plan to declassify the Board of Directors.
Rationale for Phasing Out the Classified Structure of Our Board of Directors
The Board of Directors took into consideration arguments in favor of and against continuation of the classified board structure and determined that it is in the best interests of the Company and its stockholders to declassify the Board of Directors. The Board of Directors considered the advantages of maintaining the classified board structure in light of our current circumstances, including that a classified board structure enhances the continuity and stability of the Board of Directors and helps our company attract and retain committed directors who are able to develop a deeper knowledge of our business and the environment in which we operate and focus on long-term strategies. A classified board structure also provides protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the Board of Directors in a single year. While the Board of Directors continues to believe that these are important considerations, the Board of Directors also considered potential advantages of declassification in light of our current circumstances, including the ability of stockholders to evaluate directors annually. A structure which requires annual elections for the entire Board of Directors is perceived by some institutional stockholders as increasing the accountability of directors to all stockholders. After carefully weighing all of these considerations, the Board of Directors approved and deemed advisable the proposed amendments to the Current Charter and recommended that the stockholders adopt the amendment by voting in favor of this proposal.
Proposed Amendments
The following description of the proposed amendments is a summary and is qualified by the full text of the proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Seer, Inc., which is attached to this proxy statement as Appendix A (the Certificate of Amendment).
If the proposed Certificate of Amendment to our Current Charter is adopted and approved by the stockholders, the Annual Meeting will be paused for approximately ten to thirty minutes while we file the proposed Certificate of Amendment with the Secretary of State of the State of Delaware. Once the filing is accepted, we will resume the Annual Meeting and call for a vote on the remaining proposals, including the election of the four directors standing for election at the Annual Meeting for a one-year term. If the proposed Certificate of Amendment is not adopted, none of the changes described in Appendix A will be made to our Current Charter and the Annual Meeting will continue and we will call for a vote on the remaining proposals, including the election of the four Class III directors for a three-year term.
Therefore, if approved, the classified structure of the Board of Directors would be phased-out commencing immediately with the Annual Meeting and would result in the Board of Directors being declassified (and all members of the Board of Directors standing for annual elections) commencing with the 2025 Annual Meeting of stockholders. However, the proposed Certificate of Amendment to our Current Charter would not change the unexpired three-year terms of directors elected prior to the effectiveness of the Certificate of Amendment. Accordingly, the three-year term for directors elected at the 2021 Annual Meeting would expire at the 2024 Annual Meeting and the three-year term for directors elected at the 2022 Annual Meeting would expire at the 2025 Annual Meeting. Director nominees standing for election at the 2024 Annual Meeting (including those elected at the Annual Meeting) would be elected to serve a one-year term if the proposed amendments are approved by the requisite stockholders. Beginning with the 2025 annual meeting, all directors would be elected to serve one-year terms and would stand for election at each subsequent annual meeting. The table below summarizes the implementation of the declassification of the Board of Directors pursuant to the proposed Certificate of Amendment:

Annual Meeting Year	Length of Term for Directors Elected	Year such Term Would Expire
2023	1 year	2024
2024	1 year	2025
2025	1 year	Full Board Elected Annually
Approval of this Proposal No. 1 will also constitute stockholder approval of an amendment to Article VI, Section 1 of the Current Charter to provide that directors may be removed in the manner provided in Section 141(k) of the DGCL so that, once the Board of Directors is no longer classified, any director may be removed without cause by the affirmative vote of a majority of our common stock outstanding and entitled to vote, all as set forth in Appendix A.
The Board of Directors reserves the right to abandon the proposed Certificate of Amendment at any time prior to the effectiveness of the Certificate of Amendment.
Amendments to Our Amended and Restated Bylaws
If the proposed Certificate of Amendment is approved by our stockholders, the Board of Directors will approve certain amendments to our amended and restated bylaws to, among other things, remove references to the classified board structure. Pursuant to our Current Charter and Delaware law, the amendments to our amended and restated bylaws are not subject to stockholder approval.
Vote Required
Pursuant to Article XI of our Current Charter, the approval of amendments to Section 2 of Article V and Article VI of our Current Charter requires the affirmative vote of the holders of at least 66⅔% of the voting power of all shares of our capital stock outstanding as of the record date. If you fail to vote or fail to instruct your broker or other nominee to vote, or vote to abstain from voting on this proposal, it will have the same effect as a vote AGAINST the proposal to amend our Current Charter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PHASE OUT THE CLASSIFIED STRUCTURE OF OUR BOARD OF DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for our fiscal year ending December 31, 2023. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2018.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2023 if our audit committee believes that such a change would be in the best interests our company and our stockholders. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Deloitte & Touche LLP for our fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$1,145,000	$1,057,503
Tax Fees(2)	87,254	67,068
Total Fees	$1,232,254	$1,124,571
_______________________
(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements and reviews of our quarterly financial statements for those fiscal years. This category also includes fees for services incurred in connection with our initial public offering and follow-on offering in 2021.
(2)“Tax Fees” consist of fees billed for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning.
Auditor Independence
In our fiscal year ended December 31, 2022, there were no other professional services provided by Deloitte & Touche LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Deloitte & Touche LLP for our fiscal years ended December 31, 2022 and 2021 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL NO. 3
NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are requesting that you approve, on a non-binding, advisory basis, the compensation of our named executive officers disclosed in the Summary Compensation table and the related compensation tables, notes and narrative in this proxy statement. We believe the compensation paid to our named executive officers for 2022 appropriately reflects and rewards their contributions to that performance and is aligned with the long-term interests of our stockholders.
We encourage stockholders to read the Summary Compensation table and the related compensation tables, notes and narrative in this proxy statement, which describes the details of our executive compensation program and the decisions made by the talent and compensation committee in 2022.
Stockholders are being asked to approve the following resolution at the Annual Meeting:
"RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC's executive compensation disclosure rules, which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables, is hereby approved."
Vote Required
As an advisory vote, this proposal is not binding on us, our Board, or our talent and compensation committee. However, our talent and compensation committee and Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers. We expect the next say-on-pay vote will occur at the 2026 Annual Meeting of Stockholders.
You may vote "FOR", "AGAINST," or "ABSTAIN" from voting on this matter. An “ABSTAIN” vote will have the same effect as an “AGAINST” vote for this Proposal 3. Unless marked otherwise, proxies returned to us will be voted “FOR” Proposal 3. If you hold your shares through a broker, bank or other nominee holder of record you must instruct your broker, banker or other nominee how to vote your shares so that your vote can count for this Proposal 3.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
ELECTION OF DIRECTORS
Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is currently divided into three classes with staggered three-year terms. Proposal No. 1 in this proxy statement describes a proposed amendment to our amended and restated certificate of incorporation to declassify the board of directors. If Proposal No. 1 is approved at the Annual Meeting, the four Class III directors will be elected for a one-year term to succeed the same class whose term is then expiring. If Proposal No. 1 is not approved at the Annual Meeting, the four Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.
Nominees
Our corporate governance and nominating committee has recommended, and our board of directors has approved, Omid Farokhzad, M.D., Meeta Gulyani, David Hallal and Terrance McGuire as nominees for election as Class III directors at the Annual Meeting. If Proposal No. 1 is approved, if elected, each of Dr. Farokhzad, Ms. Gulyani, Mr. Hallal and Mr. McGuire will serve as a director until the 2024 annual meeting of stockholders or until his or her successor is duly elected and qualified. If Proposal No. 1 is not approved, if elected, each of Dr. Farokhzad, Ms. Gulyani, Mr. Hallal and Mr. McGuire will serve as a Class III director until the 2026 annual meeting of stockholders or until his or her successor is duly elected and qualified. Dr. Farokhzad, Ms. Gulyani, Mr. Hallal and Mr. McGuire are currently directors of our company, and each has agreed to being named in this proxy statement as a nominee. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Dr. Farokhzad, Ms. Gulyani, Mr. Hallal and Mr. McGuire. If you are a street name stockholder of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter. We expect that Dr. Farokhzad, Ms. Gulyani, Mr. Hallal and Mr. McGuire will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy.
Vote Required
The election of directors requires a plurality of the votes of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the four nominees who receive the most votes cast FOR will be elected as directors. As a result, any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOUR NOMINEES NAMED ABOVE AS DIRECTORS.

AUDIT COMMITTEE REPORT
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market LLC and the rules and regulations of the Securities and Exchange Commission (the SEC). The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee operates under a written charter approved by the board of directors, which is available on our website at investor.seer.bio. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the Company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (Deloitte), is responsible for performing an independent audit of the Company’s financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements with management and Deloitte;
•discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and
•received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Deloitte its independence.
Based on the audit committee’s review and discussions with management and Deloitte, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Catherine Friedman (Chair)
Terrance McGuire
Meeta Gulyani
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the Securities Act), or under the Securities Exchange Act of 1934, as amended (the Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2023. Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Omid Farokhzad, M.D.	54	Chief Executive Officer, President and Chair of the Board of Directors
David Horn	55	Chief Financial Officer and Treasurer
Elona Kogan	53	General Counsel and Corporate Secretary
Scott Thomas	50	Chief Commercial Officer
For the biography of Omid Farokhzad, M.D., please see “Board of Directors and Corporate Governance.”
David Horn has served as our Chief Financial Officer and Treasurer since May 2020. Prior to joining us, Mr. Horn was with Morgan Stanley, an investment bank and financial services company, from May 2007 to May 2020, where he served as a Managing Director in the Global Healthcare Group within the Investment Banking Department. From May 2003 to May 2007, Mr. Horn served as a Principal at Montgomery & Co., LLC, a provider of merger and acquisition and private placement services. He holds an A.B. in Politics from Princeton University and an M.B.A. from Stanford University Graduate School of Business.
Elona Kogan has served as our General Counsel and Corporate Secretary since November 2020. Prior to joining us, Ms. Kogan served as General Counsel and Corporate Secretary of Selecta Biosciences, Inc., a clinical-stage biotechnology company, from March 2019 to August 2020. From July 2016 to April 2017, Ms. Kogan served as General Counsel and Head of Government Relations at ARIAD Pharmaceuticals, Inc., a rare disease oncology company, where she was a key executive through the acquisition of the company by Takeda Pharmaceuticals Company Limited. Ms. Kogan led the legal and government affairs functions of Avanir Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from May 2011 to August 2015, until its acquisition by Otsuka Pharmaceutical Co. Ltd. Prior roles included positions of increasing responsibility at King Pharmaceuticals, Inc., Bristol-Myers Squibb, and Bergen Brunswig Corporation. Ms. Kogan is a graduate of the SCALE program at Southwestern University School of Law. Ms. Kogan graduated cum laude from Columbia University, Barnard College, with a B.A. in Economics.
Scott Thomas has served as our Chief Commercial Officer since March 2022. Mr. Thomas previously served as Senior Vice President, Sales and Marketing at Singular Genomics Systems, a life sciences company focused on delivering genomic technologies, from May 2021 to March 2022. From August 2009 to May 2021, Mr. Thomas served in numerous roles with escalating commercial responsibilities at Illumina, a life science tools company. Most recently, Mr. Thomas served as Vice President, Global Commercial Strategy and Enablement at Illumina. Previously, he served as Vice President and General Manager of Illumina Japan, and Senior Director, Sales for Europe, Middle East and Africa. Mr. Thomas holds a B.A. in Public Relations from the University of Idaho, Moscow, a Master of Healthcare Administration from the University of Washington, Seattle and completed the Advanced Management Program at IESE Business School in Barcelona, Spain.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
Omid Farokhzad, M.D. Chief Executive Officer	2022	$568,375	2,574,550	2,932,749	464,703	195,715	$6,736,092
	2021	$527,262	5,233,050	3,251,677	342,550	75,071	$9,429,610
Omead Ostadan President and Chief Operating Officer (3)	2022	$105,936	1,029,820	2,202,050	—	2,500	$3,340,306
	2021	$393,343	2,481,188	1,541,744	178,050	4,038	$4,598,363
David Horn Chief Financial Officer	2022	$427,166	1,029,820	1,302,050	163,715	2,500	$2,925,251
	2021	$389,982	2,052,619	1,275,442	162,199	—	$3,880,242
Elona Kogan General Counsel and Corporate Secretary	2022	$394,584	1,029,820	1,302,050	151,335	2,500	$2,880,289
	2021	$375,000	—	—	150,000	—	$525,000

(1)The amount in this column represents the aggregate grant-date fair value of the award as computed as of the grant date of each option awarded in fiscal 2022 in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC Topic 718. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in the notes to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 6, 2023.
(2)For 2022, “all other compensation” includes the following: (i) reimbursement of commuting costs and tax gross ups for Dr. Farokhzad of $193,215 and (ii) 401(k) plan matching contributions in the amount of $2,500 for each named executive officer. For 2021, the gross-up allowance for Dr. Farokhzad and Mr. Ostadan were $75,071 and $4,004, respectively.
(3)Beginning November 20, 2021, Mr. Ostadan took a leave of absence for approximately 3 months. In connection with Mr. Ostadan’s leave of absence, the Company and Mr. Ostadan entered into a Leave of Absence Agreement which provided for the suspension of Mr. Ostadan’s salary and confirmation of vesting suspension of equity awards during the leave of absence and the proration of Mr. Ostadan’s bonus opportunity. Mr. Ostadan resigned from his positions effective as of September 30, 2022.
Outstanding Equity Awards at 2022 Year-End
The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

Name	Grant Date(1)	Option Awards							Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Omid Farokhzad, M.D.	5/18/2018	151,764	(3)	—		0.05	5/17/2028		—		—
	1/28/2020	915,524	(4)	—		2.70	1/27/2030		—		—
	7/28/2020	532,718	(5)	—		3.47	7/27/2030		—		—
	12/3/2020	292,132		292,133	(6)	19.00	12/2/2030		—		—
	12/3/2020	—		—		—	—		11,160	(7)	64,728
	2/1/2021	39,875		47,125	(8)	60.15	1/31/2031		—		—
	2/1/2021	—		—		—	—		65,250	(9)	378,450
	2/8/2022	—	(17)	73,425	(13)	18.27	2/8/2032		—		—
	2/8/2022	—	(17)	73,425	(13)	19.10	2/8/2032		—		—
	2/8/2022	—	(17)	73,425	(13)	19.93	2/8/2032		—		—
	2/8/2022	—	(17)	73,425	(13)	20.76	2/8/2032		—		—
	2/8/2022	—		—		—	—		155,000	(14)	899,000
David Horn	4/1/2020	566,547	(10)	—		2.70	3/31/2030		—		—
	7/28/2020	140,682	(5)	—		3.47	7/27/2030		—		—
	12/3/2020	67,550		67,550	(6)	19.00	12/2/2030		—		—
	12/3/2020	—		—		—	—		5,604	(7)	32,503
	2/1/2021	15,640		18,485	(8)	60.15	1/31/2031		—		—
	2/1/2021	—		—		—	—		25,594	(9)	148,445
	2/8/2022	—		124,000	(13)	16.61	2/8/2032		—		—
	2/8/2022	—		—		—	—	—	62,000	(14)	359,600
Elona Kogan	11/7/2020	373,831	(11)	—		7.96	11/7/2030		—		—
	11/7/2020	—		—		—	—		23,364	(12)	135,511
	2/8/2022	—		124,000	(13)	16.61	2/8/2032		—		—
	2/8/2022	—		—		—	—	—	62,000	(14)	359,600
_________________________
(1)Each of the outstanding equity awards was granted pursuant to our 2017 Stock Incentive Plan, as amended and restated, 2020 Equity Incentive Plan or 2020 RSU Equity Incentive Plan.
(2)The amounts in this column are based upon the last reported price of our Class A common stock on the Nasdaq Global Select Market on December 30, 2022, which was $5.80.
(3)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vested on March 23, 2019, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(4)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vest on January 28, 2021, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(5)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vest on July 28, 2021, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(6)One-fourth of the shares underlying the option vest on December 3, 2021, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(7)50% of the shares underlying the RSU award vest on January 1, 2022 and 50% of the shares underlying the RSU award vest on January 1, 2023, subject to continued service to the Company.
(8)One-fourth of the shares underlying the option vest on February 1, 2022, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(9)Shares underlying the RSU award vest in four equal annual installments beginning on February 1, 2022, subject to continued service to the Company.
(10)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vest on April 1, 2021, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(11)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vest on January 1, 2022, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(12)50% of the shares underlying the RSU award vest on June 3, 2022 and 50% of the shares underlying the RSU award vest on December 3, 2023, subject to continued service to the Company.

(13)One-fourth of the shares underlying the option vest on February 8, 2023, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(14)Shares underlying the RSU award vest in four equal annual installments beginning on February 15, 2023, subject to continued service to the Company.
(15)One-fourth of the shares underlying the option vest on March 21, 2023, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(16)Shares underlying the RSU award vest in four equal annual installments beginning on March 21, 2023, subject to continued service to the Company.
(17)The premium-priced performance options were granted to our CEO in four equal tranches with strike prices equal to amounts that equated to 10%, 15%, 20% and 25% premiums on our stock price on the date of grant.
Potential Payments Upon Termination or Change in Control
We have entered into a change in control and severance agreement (the Severance Agreement) with Dr. Farokhzad which provides for certain severance and change in control benefits as described below.
If Dr. Farokhzad’s employment is terminated outside the period beginning on the date that is three months prior to the date of a change in control and ending on the one-year anniversary date of such change in control (the Change in Control Period) either (1) by the Company without “cause” and not by reason of death or disability or (2) by Dr. Farokhzad as a “good reason termination” (as such terms are defined in the Severance Agreement), Dr. Farokhzad will receive the following benefits if he timely signs and does not revoke a separation agreement and release of claims in our favor:
•continuing payments of Dr. Farokhzad’s base salary for a period of twelve months following the date of such termination (or if such termination is a good reason termination by Dr. Farokhzad based on a material reduction in base salary, then as in effect immediately prior to the reduction);
•a lump sum cash payment equal to Dr. Farokhzad’s annual target cash incentive bonus prorated for the number of days during which Dr. Farokhzad was employed by the Company (or the parent or subsidiary of the Company employing him) in the calendar year such termination occurs;
•if Dr. Farokhzad and his eligible dependents have qualifying health care at the time of such termination, then either reimbursements for or direct payments of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for Dr. Farokhzad and his eligible dependents, if any, for up to 12 months; and
•vesting acceleration of 50% of the shares subject to Dr. Farokhzad’s outstanding Company equity awards that are scheduled to vest based solely on Dr. Farokhzad’s continued service to the Company or any parent or subsidiary of the Company (time-based equity awards), or, with respect to the shares of company restricted stock received by Dr. Farokhzad under restricted stock purchase agreements entered into with the Company on September 20, 2017, as amended December 20, 2017 and on February 19, 2018, if greater, 100% acceleration of the number of shares that are otherwise scheduled to vest if Dr. Farokhzad remained employed by the Company (or any parent or subsidiary of the Company) through the one year anniversary of his termination.
If, during the Change in Control Period, Dr. Farokhzad’s employment with the Company is terminated either (1) by the Company without cause and not by reason of death or disability or (2) by Dr. Farokhzad as a good reason termination, Dr. Farokhzad will receive the following benefits if he timely signs and does not revoke a separation agreement and release of claims in our favor:
•continuing payments of Dr. Farokhzad’s base salary for a period of 18 months following the date of such termination (or if such termination is a good reason termination by Dr. Farokhzad based on a material reduction in base salary, then if greater, as in effect immediately prior to the reduction) (or, if greater, as in effect immediately before the change in control);
•a lump sum cash payment equal to 150% of Dr. Farokhzad’s annualized target bonus as in effect for the performance period in which such termination occurs, or, if greater, as in effect for the performance period in which the change in control occurs;

•if Dr. Farokhzad and his eligible dependents have qualifying health care at the time of such termination, then either reimbursements for or direct payments of payment of premiums for coverage under COBRA, for Dr. Farokhzad and his eligible dependents, if any, for up to 18 months; and
•vesting acceleration of 100% of the shares subject to Dr. Farokhzad’s outstanding time-based equity awards.
In addition to signing and not revoking a separation agreement and release of claims in our favor, Dr. Farokhzad’s receipt and retention of any severance benefits under the Severance Agreement is subject to his compliance with the terms of any confidentiality, information and inventions agreement or other written agreement us under which he has a material duty or obligation to us. Under Dr. Farokhzad’s confidentiality, information and inventions agreement with the Company, Dr. Farokhzad has nondisclosure obligations with respect to the Company’s confidential information for so long as such information otherwise is confidential, subject to certain exceptions under applicable law.
If Dr. Farokhzad begins employment or enters into a consultant relationship with a new employer during the period he is receiving severance benefits from us under the Severance Agreement, then any cash compensation paid to him by the new employer will reduce our cash severance benefit obligations under the Severance Agreement, and we will have no obligation to provide COBRA benefits for medical, vision and dental coverage if the new employer provides such benefits to Dr. Farokhzad.
In addition, if Dr. Farokhzad remains employed by the Company (or any parent or subsidiary of the Company) through the two year anniversary of the change in control (the Retention Date) and if he timely signs and does not revoke a release of claims in our favor, Dr. Farokhzad will receive 100% accelerated vesting of all of his then-unvested and outstanding Company equity awards that were granted prior to our initial public offering.
If any of the amounts provided for under the Severance Agreement otherwise payable to Dr. Farokhzad would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Dr. Farokhzad would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The Severance Agreement does not provide for any Section 280G-related tax gross-up payments from us.
Under the Severance Agreement, “cause” generally means Dr. Farokhzad’s: indictment or conviction of any felony or any crime involving dishonesty; participation in any fraud against us; any intentional damage to any material property of the Company; willful misconduct which materially and adversely reflects upon the business, operations, or reputation of the Company, which has not been cured or cannot be cured within ten days after receiving written notice regarding such misconduct; breach of any material provision of any agreement with the company and failure to cure such breach within ten days after receiving written notice of such breach.
Under the Severance Agreement, “good reason termination” generally means that Dr. Farokhzad resigns from the Company within 30 days following the end of our cure period discussed below as a result of any of the following that occurs without his written consent: a material reduction in his base salary as compared to his base salary in effect immediately prior to such reduction; a material and adverse change in his authorities, duties or responsibilities relative to his authorities, duties or responsibilities in effect immediately prior to such reduction (provided that if he ceases to serve as the Chief Executive Officer but continues to serve as Executive Chair of the Company with a base salary and target bonus opportunity each materially the same as in effect immediately prior to such transition, such transition will not by itself be deemed to constitute a material and adverse change to his authorities, duties or responsibilities, and provided, further that any change that results in Dr. Farokhzad not serving as the Chief Executive Officer of (or reporting directly to the board of directors of) the parent corporation in a group of controlled corporations including the Company or all or a substantial portion of the Company’s assets following a change in control, will be deemed to constitute a material and adverse change to his authorities, duties or responsibilities); and a material change in the geographic location of his principal work office or facility, provided that a change that increases his commute by 50 miles or less will not constitute a material change. For a resignation to qualify as a “good reason termination,” Dr. Farokhzad also must provide written notice within 90 days following the initial existence of the good reason condition, and we must have failed to materially remedy such event within 30 days after receipt of such notice.

The following table describes the potential payments that would have been provided to Dr. Farokhzad pursuant to the Severance Agreement in the event that he was terminated outside the period beginning on the date that is three months prior to the date of a “change in control” as described above and ending on the one-year anniversary date, assuming such termination occurred on December 31, 2022 (except as otherwise noted).

Named Executive Officer	Salary Severance Payments ($)	Bonus Severance Payments ($)	COBRA Premium Reimbursements ($)(1)	Equity Acceleration ($)(2)	Total ($)
Omid Farokhzad, M.D.	$575,484	374,065	35,282	3,147,848	$4,132,679

________________________
(1)The amounts reported in this column represent estimates of the premiums to maintain group health insurance continuation benefits pursuant to COBRA for Dr. Farokhzad and the respective eligible dependents for 12 months. The amounts presented are based on estimates for maintaining group health insurance continuation benefits under our 2022 health insurance plans.
(2)The value of the accelerated RSUs in this table are calculated by multiplying the number of shares subject to acceleration by the closing price of our common stock on December 30, 2022, which was $5.80 per share. The value of the accelerated stock options is calculated by multiplying (x) the number of shares subject to acceleration for each stock option by (y) the closing price per share minus the applicable exercise price per share.
The following table describes the potential payments that would have been provided to Dr. Farokhzad pursuant to the Severance Agreement if, during the “change in control” as described above, he was terminated either (1) by the Company without cause and not by reason of death or disability or (2) by Dr. Farokhzad as a good reason termination, assuming such termination occurred on December 31, 2022 (except as otherwise noted).

Named Executive Officer	Salary Severance Payments ($)	Bonus Severance Payments ($)	COBRA Premium Reimbursements ($)(1)	Equity Acceleration ($)(2)	Total ($)
Omid Farokhzad, M.D.	$863,226	561,097	52,923	6,295,696	$7,772,942

________________________
(1)The amounts reported in this column represent estimates of the premiums to maintain group health insurance continuation benefits pursuant to COBRA for Dr. Farokhzad and the respective eligible dependents for 18 months. The amounts presented are based on estimates for maintaining group health insurance continuation benefits under our 2022 health insurance plans.
(2)The value of the accelerated RSUs in this table are calculated by multiplying the number of shares subject to acceleration by the closing price of our common stock on December 30, 2022, which was $5.80 per share. The value of the accelerated stock options is calculated by multiplying (x) the number of shares subject to acceleration for each stock option by (y) the closing price per share minus the applicable exercise price per share.
Key Executive Change in Control and Severance Plan
We adopted a Key Executive Change in Control and Severance Plan (the Severance Plan) in December 2020, in order to provide specified severance and change in control pay and benefits, to key executives selected by us. We have entered into participation agreements with each of Mr. Horn and Ms. Kogan (each, a Participation Agreement) under our Severance Plan.
The Severance Plan and related Participation Agreements provide that if Mr. Horn’s or Ms. Kogan’s employment is terminated outside the period beginning on the date of a change in control and ending on the one-year anniversary date of such change in control (the Key Executive Change in Control Period) either (1) by the Company without “cause” and not by reason of death or disability or (2) by the named executive officer as a “good reason termination” (as such terms are defined in his or her Participation Agreement), the named executive officer will receive the following benefits if he timely signs and does not revoke a separation agreement and release of claims in our favor:
•continuing payments of the named executive officer’s base salary for a period of nine months following the date of such termination (or if such termination is a good reason termination by the named executive officer based on a material reduction in base salary, then as in effect immediately prior to the reduction); and

•if a named executive officer and his eligible dependents have qualifying health care at the time of such termination, then either reimbursements for or direct payments of premiums for coverage under COBRA, for the named executive officer and his eligible dependents, if any, for up to nine months.
If, during the Key Executive Change in Control Period, Mr. Horn or Ms. Kogan’s employment with the Company is terminated either (1) by the Company without cause and not by reason of death or disability or (2) by the named executive officer as a good reason termination, the named executive officer will receive the following benefits if he timely signs and does not revoke a separation agreement and release of claims in our favor:
•continuing payments of the named executive officer’s base salary for a period of twelve months following the date of such termination (or if such termination is a good reason termination by the named executive officer based on a material reduction in base salary, then, if greater, as in effect immediately prior to the reduction) (or, if greater, as in effect immediately before the change in control);
•a lump sum cash payment equal to 100% of the named executive officer’s annualized target bonus as in effect for the performance period in which such termination occurs, or, if greater, as in effect for the performance period in which the change in control occurs;
•if a named executive officer and his eligible dependents have qualifying health care at the time of such termination, then either reimbursements for or direct payments of payment of premiums for coverage under COBRA, for a named executive officer and his eligible dependents, if any, for up to twelve months; and
•vesting acceleration of 100% of the shares subject to a named executive officer’s outstanding time-based equity awards.
In addition to signing and not revoking a separation agreement and release of claims in our favor, Mr. Horn or Ms. Kogan’s receipt and retention of any severance benefits under the Participation Agreement is subject to his compliance with the terms of any confidentiality, information and inventions agreement or other written agreement with us under which he has a material duty or obligation to us. Under confidentiality, information and inventions agreement that the named executive officer entered into with the Company, the named executive officer has nondisclosure obligations with respect to the Company’s confidential information for so long as such information otherwise is confidential, subject to certain exceptions under applicable law.
If Mr. Horn or Ms. Kogan begins employment or enters into a consultant relationship with a new employer during the period he is receiving severance benefits from us under the Severance Plan and a related Participation Agreement, then any cash compensation paid the named executive officer by the new employer will reduce our cash severance benefit obligations under the Severance Plan, and we will have no obligation to provide for (or provide any payments in lieu of) medical, vision and dental coverage if the new employer provides such benefits to such named executive officer.
In addition, if, (a) during the time period beginning upon the consummation of a change in control and ending on the date immediately prior to the two year anniversary of the change in control (such two-year anniversary, the Retention Date), the employment of Mr. Horn or Ms. Kogan with the Company (or any parent or subsidiary of the Company) is terminated either (1) by the Company without cause and not by reason of death or disability, or (2) by the named executive officer as a good reason termination, or (b) such named executive officer remains employed by the Company (or any parent or subsidiary of the Company) through the Retention Date, and if he timely signs and does not revoke a release of claims in our favor, the named executive officer will receive 100% accelerated vesting of all of his then-unvested and outstanding Company equity awards that were granted prior to our initial public offering.
If any of the amounts provided for under the Severance Plan or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the amounts the named executive officer would be entitled to receive under the Plan or otherwise will be reduced to a lesser amount which would result in no portion of the benefits being subject to the excise tax. No Participation Agreement provides for any Section 280G-related tax gross-up payments from us.
Under each of Mr. Horn or Ms. Kogan’s Participation Agreements, “cause” generally means a named executive officer’s: failure to significantly perform his assigned duties or responsibilities as an employee (other than a failure resulting from his disability) and failure to cure such failure within thirty days after receiving written notice from the Company; engaging in any act of dishonesty, fraud or misrepresentation with respect to the Company; violation of any federal or state law or regulation applicable to the business of the Company or its affiliates; breach of any confidentiality agreement or invention assignment agreement with the Company or its affiliates; material breach of any other agreement with the Company and failure to cure such breach within ten days after receiving written notice of such breach; conviction of, or entering a plea of guilty or nolo contendere to, any felony or crime of moral turpitude; or willful misconduct which significantly and adversely reflects upon the business, operations, or reputation of the Company, and failure to cure such misconduct within ten days after receiving written notice from the Company.
Under each of Mr. Horn or Ms. Kogan’s Participation Agreements, “good reason termination” generally means that such named executive officer resigns from the Company within 60 days following the end of our cure period discussed below as a result of any of the following that occurs without his written consent: a material reduction in his base salary as compared to his base salary in effect immediately prior to such reduction; a material change in the geographic location of his primary work facility or location, provided, that a relocation that increases his commute by 50 miles or less or to his home as the executive’s primary work location will not be considered a material change in geographic location; or a material reduction of his authority, duties or responsibilities, unless he is provided with a comparable position. For a resignation to qualify as a “good reason termination,” a named executive officer also must provide written notice within 60 days following the initial existence of the good reason condition, and such action must not have been reversed, remedied or cured within 30 days following our receipt of such written notice.
The following table describes the potential payments that would have been provided to each of our current Key Executive Officers pursuant to the Severance Plan in the event that they were terminated outside the period beginning on the date that is three months prior to the date of a change in control, as described above, and ending on the one-year anniversary date, assuming such termination occurred on December 31, 2022 (except as otherwise noted).

Named Executive Officer	Salary Severance Payments ($)	COBRA Premium Reimbursements ($)(1)	Total ($)
David Horn	$323,122	26,461	$349,583
Elona Kogan	$298,688	26,461	$325,149
_________________________
(1)The amounts reported in this column represent estimates of the premiums to maintain group health insurance continuation benefits pursuant to COBRA for the executive and the executive’s respective eligible dependents for nine months. The amounts presented are based on estimates for maintaining group health insurance continuation benefits under our 2022 health insurance plans.

The following table describes the potential payments that would have been provided to each of our current Key Executive Officers pursuant to the Severance Plan, in the event that they were terminated within the period beginning on the date that is three months prior to the date of a change in control, as described above, and ending on the one-year anniversary date, assuming such termination occurred on December 31, 2022 (except as otherwise noted).

Named Executive Officer	Salary Severance Payments ($)	Bonus Severance Payments ($)	COBRA Premium Reimbursements ($)(1)	Equity Acceleration ($)(2)	Total ($)
David Horn	$430,830	172,332	35,282	2,624,633	$3,263,077
Elona Kogan	$398,250	159,300	35,282	495,111	$1,087,943

_________________________
(1)The amounts reported in this column represent estimates of the premiums to maintain group health insurance continuation benefits pursuant to COBRA for the executive and the executive’s respective eligible dependents for 12 months. The amounts presented are based on estimates for maintaining group health insurance continuation benefits under our 2022 health insurance plans.
(2)The value of the accelerated RSUs in this table are calculated by multiplying the number of shares subject to acceleration by the closing price of our common stock on December 30, 2022, which was $5.80 per share. The value of the accelerated stock options is calculated by multiplying (x) the number of shares subject to acceleration for each stock option by (y) the closing price per share minus the applicable exercise price per share.
Equity Compensation Plan Information
The following table provides information as of December 31, 2022 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)
Equity compensation plans approved by security holders
2017 Stock Incentive Plan (1)	4,866,439	$2.10	—
2020 Equity Incentive Plan (2)	6,972,820	$9.87	6,972,820
2020 Employee Stock Purchase Plan (3)	—		1,087,828
2020 RSU Equity Incentive Plan (4)	26,147		—
TOTAL	11,865,406		8,060,648
_________________________
(1)Our board of directors adopted, and our stockholders approved, the 2017 Stock Incentive Plan, as amended and restated (the 2017 Plan). In connection with our initial public offering and the adoption of the 2020 Equity Incentive Plan (the 2020 Plan), we no longer grant awards under the 2017 Plan; however, all outstanding options issued pursuant to the 2017 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2020 Plan. Includes options to purchase 4,866,439 shares of our common stock outstanding under the 2017 Plan.
(2)Our board of directors adopted, and our stockholders approved, the 2020 Plan. The 2020 Plan provides that the number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 9,037,149 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. Includes 6,972,820 shares of our common stock issuable under options to purchase common stock and restricted stock units outstanding under our 2020 Plan.
(3)Our board of directors adopted, and our shareholders approved, the 2020 Employee Stock Purchase Plan (the ESPP). The ESPP provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 1,807,476 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by our board of directors.
(4)Our board of directors adopted, and our stockholders approved, the 2020 RSU Equity Incentive Plan, as amended and restated (the RSU Plan). In connection with our initial public offering, we no longer grant awards under the RSU Plan; however, all outstanding restricted stock units (RSUs) issued pursuant to the RSU Plan continue to be governed by their existing terms. Includes 26,147 RSUs outstanding under the RSU Plan.

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (PEO) and our other named executive officers (our Non-PEO NEOs) and Company performance for the fiscal years listed below. The talent and compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Omid Farokhzad, M.D.(1) ($)	Compensation Actually Paid to Omid Farokhzad, M.D.(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1)($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on TSR(4) ($)	Net Income ($ Thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	6,736,092	(15,544,219)	3,870,647	(11,582,853)	10.33	(92,966)
2021	9,429,610	(52,272,434)	3,001,202	(31,971,616)	40.63	(71,169)

(1) Omid Farokhzad, M.D. was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below:

2021	2022
Omead Ostadan	Omead Ostadan
David Horn	David Horn
Elona Kogan	Elona Kogan

(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Omid Farokhzad, M.D. ($)	Exclusion of Stock Awards and Option Awards for Omid Farokhzad, M.D. ($)	Inclusion of Equity Values for Omid Farokhzad, M.D. ($)	Compensation Actually Paid to Omid Farokhzad, M.D. ($)
2022	6,736,092	(5,507,299)	(16,773,012)	(15,544,219)
2021	9,429,610	(8,484,727)	(53,217,317)	(52,272,434)

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	3,870,647	(2,631,870)	(12,821,630)	(11,582,853)
2021	3,001,202	(2,450,331)	(32,522,487)	(31,971,616)
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables (the Company has not paid dividends historically and does not sponsor any pension arrangements; thus no adjustments are made for these items):

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for Omid Farokhzad, M.D. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards for Omid Farokhzad, M.D. Granted in Prior Year ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Omid Farokhzad, M.D. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Year that Vested During Year for Omid Farokhzad, M.D. ($)	Fair Value at Last Day of Prior Year of Equity Awards Granted in Prior Year Forfeited During Year for Omid Farokhzad, M.D. ($)	Total - Inclusion of Equity Values for Omid Farokhzad, M.D. ($)
2022	1,772,140	(11,783,695)	—	(6,761,457)	—	(16,773,012)
2021	2,837,768	(40,523,276)	—	(15,531,809)	—	(53,217,317)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards for Non-PEO NEOs Granted in Prior Year ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Year that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Granted in Prior Year Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	579,646	(4,930,648)	—	(2,790,307)	(5,680,321)	(12,821,630)
2021	819,762	(27,198,110)	—	(6,144,139)	—	(32,522,487)

(4) Assumes $100 was invested in the Company for the period starting December 31, 2020, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (TSR)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the two most recently completed fiscal years.

NAMED EXECUTIVE OFFICER COMPENSATION OVERVIEW
Our mission is to imagine and pioneer new ways to decode the secrets of the proteome to improve human health. Our first product, the ProteographTM Product Suite (Proteograph), leverages our proprietary engineered nanoparticle technology to provide unbiased, deep, rapid and large-scale access to the proteome. The Proteograph Product Suite is an integrated solution that includes consumables, an automation instrument and software. We believe that broader access to the proteome is essential, not only to understanding its complexity and accelerating biological insights, but also to expanding end-markets. These markets may include basic research and discovery, translational research, diagnostics and applied applications. To comprehend the complexity and dynamic nature of the proteome, researchers must perform population-scale, deep, unbiased interrogation of biological samples over time. We believe that this level of interrogation was not previously feasible and that the Proteograph can enable researchers to perform these types of proteomics studies. Thus, we believe that the Proteograph will enable the discovery of novel content that will lead to the creation of value that will promote entirely new applications and market opportunities.
As of June 30, 2022, we qualify as a small reporting company and therefore this section includes disclosures on a voluntary basis given our status as a smaller reporting company.
The following Named Executive Officer Compensation Overview (“NEOCO”) describes the philosophy, objectives, and structure of our 2022 executive compensation program and includes discussion and background information regarding the compensation of the current executive officers identified below. We refer to these executives collectively as our “named executive officers”. This NEOCO is intended to be read in conjunction with the tables immediately prior to this section, which provide further historical compensation information.
Our named executive officers for the fiscal year ended December 31, 2022 were as follows:
•Omid Farokhzad, M.D., our Chief Executive Officer, President and Chair of the Board of Directors (our CEO);
•Omead Ostadan, our former President, Chief Operating Officer and Director, who resigned as an officer and director effective as of September 30, 2022, and continued to be a consultant to the Company until March 8, 2023;
•David Horn, our Chief Financial Officer; and
•Elona Kogan, our General Counsel and Corporate Secretary.
Typically, our named executive officers would consist of our Chief Executive Officer and the two most highly compensated officers (other than our principal executive officer) serving as executive officers as of the end of the year. However, as Mr. Ostadan would have been among the two most highly compensated officers (other than our principal executive officer) had he been serving as an executive officer as of the end of 2022, he also qualifies as a named executive officer.
NEOCO Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Compensation Determination Process	Section III
Key Components of Our Compensation Program	Section IV
Additional Compensation Policies and Practices	Section V

I. Executive Summary
2022 Business and Financial Highlights
2022 was a year of significant progress for us. Performance highlights for 2022 include:
•Achieved revenue (measured on a GAAP basis) of $4.6 million for the fourth quarter of 2022 and $15.5 million for the full year 2022, an increase of 50% and 134% over the corresponding periods of 2021;
•Shipped 22 instruments during 2022, bringing cumulative instruments shipped to 39 as of December 31, 2022;
•Operationalized the Proteogenomics Consortium together with Discovery Life Sciences and SCIEX, resulting in a new facility in the Boston, Massachusetts area and the launch of Discovery Life Sciences’ proteomics services using the Proteograph Product Suite;
•Enabled the largest deep multi-omics study to date of 1,031 samples, completed by PrognomiQ with the Proteograph Product Suite;
•Published seminal studies on the superior performance of Proteograph and the power of engineered nano-bio interactions to enable deep access to the proteome in PNAS and Advanced Materials, respectively;
•Named one of the top ten innovations in 2022 by The Scientist and received the Human Proteome Organization 2022 Proteomics Science & Technology Innovation award.
Overview of 2022 Pay Decisions and Outcomes
We seek to reward our named executive officers with competitive compensation packages that directly align pay with performance. The caliber of our performance in the areas of key milestones drives our compensation structure, specifically the degree to which named executive officers are granted equity and earn bonuses. Our talent and compensation committee regularly examines our compensation program both from a design and pay outcome perspective. In line with our growth in 2022, the talent and compensation committee considered how our incentives provided appropriate levels of compensation considering our performance and growth stage.
Key decisions include:
Annual Performance-based Bonuses – An annual bonus was paid to our named executive officers based on achievement of corporate goals that contained important pre-established financial, commercial, product, research and organizational milestones goals that were successfully met and other considerations that our talent and compensation committee determined to be relevant to the achievement of our goals.
Long-term Equity Incentives – In 2022, we granted premium-priced performance stock options to our CEO at prices requiring our stock price to grow between 10% and 25% for various tranches. These stock options highlight our commitment to closely tie our CEO’s compensation directly to company performance and the creation of significant stockholder value. These premium-priced performance stock options account for approximately 53% of the CEO’s equity grants (by value) in 2022, with the remainder awarded in the form of restricted stock units (“RSUs”).

An annual equity award of stock options and RSUs to our named executive officers, including our CEO, considered strong achievements of corporate goals, retention profiles, current and anticipated levels of the Company equity holdings by these officers resulting in equity awards designed to align the interests of our named executive officers with those of our stockholders, reward and drive the creation of stockholder value, as well as providing for the retention of our key talent.
Target Pay Mix
We use compensation elements that meaningfully align our named executive officers’ interests with those of our stockholders to incentivize long-term value creation. The talent and compensation committee uses its discretion in determining the appropriate mix of fixed and variable compensation for each named executive officer. As such, a significant portion of our executives’ compensation is at-risk, performance-based compensation, in the form of long-term equity awards, and annual cash incentives that are only earned if we achieve multiple corporate goals. The balance between these components may change based on company performance, market forces and company objectives, among other considerations. In 2022, our Chief Executive Officer and other named executive officers had the following target pay mix:

II. Compensation Philosophy and Objectives
Our talent and compensation committee believes that executive compensation should be linked to our overall performance and strategic success and stockholder returns. To create value for our stockholders, it is critical to attract, motivate and retain key executive officer talent by providing competitive compensation packages. The market for talented individuals in the life sciences industry is highly competitive and challenging for employers. The objectives of our executive compensation policies are to:
•attract and retain highly qualified executives;
•motivate and reward performance that supports achievement of our corporate goals;
•align executive incentives with stockholder interests through the grant of long-term incentives; and
•reward performance and contributions towards achievement of measurable targets and a shared set of critical strategic priorities.
We believe our executive compensation program as developed and implemented achieves these objectives and is appropriate for a company in our industry and at our stage of growth.

III. Compensation Determination Process
Role of the talent and compensation committee
Our talent and compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our talent and compensation committee also has direct responsibility for reviewing and approving the compensation of each of our executive officers, including any performance objectives on which such compensation may be based, evaluating the performance of our executive officers, and evaluating the competitiveness of our executive compensation program, which may include reviewing and approving any peer group for comparison purposes.
Our talent and compensation committee typically reviews and considers the recommendations of our Chief Executive Officer regarding the compensation of our named executive officers other than himself, any recommendations provided by other members of management, the talent and compensation committee’s independent compensation consultant, and any other data or factors that the talent and compensation committee deems relevant to its assessment and determinations.
During fiscal year ended December 31, 2022, Terrance McGuire served as the chair of the talent and compensation committee and Mr. Hallal and Ms. Haurwitz served as members of the talent and compensation committee.
Consideration of Future Say-on-Pay Results
At our 2022 Annual Meeting of Stockholders, our stockholders approved, on a non-binding, advisory basis, that we submit the compensation of our named executive officers to a non-binding, advisory vote of our stockholders (commonly referred to as a “say-on-pay” vote) every three years. Our first say-on-pay vote is being conducted at our 2023 Annual Meeting of Stockholders. We will take the feedback we receive from our stockholders under this say-on-pay vote into consideration in making future decisions about our named executive officer compensation program and our overall compensation philosophy. After the say-on-pay vote at our 2023, we expect the next say-on-pay vote will occur at the 2026 Annual Meeting of Stockholders.
Role of Chief Executive Officer and Management
Our CEO provides the talent and compensation committee with input and recommendations related to the compensation of our other named executive officers. Our CEO attends committee meetings and is involved in the determination of compensation for the respective named executive officers who report to him, except that the CEO does not make recommendations as to his own compensation. Our CEO makes recommendations to our talent and compensation committee regarding short-term and long-term compensation for all executive officers (other than himself) based on our results and such other factors as he deems relevant. The CEO does not participate in, and is not present during, any deliberations or determinations of the talent and compensation committee or the board of directors regarding his compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the talent and compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in talent and compensation committee meetings.
Use of Compensation Consultant
Our talent and compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2022, our talent and compensation committee retained Aon, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis.

Aon serves at the discretion of our talent and compensation committee. As part of its engagement, Aon assists our talent and compensation committee in developing an appropriate group of peer companies to help the talent and compensation committee determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive, fair, and consistent with our compensation philosophy and objectives.
Our talent and compensation committee periodically considers and assesses Aon’s independence, including whether Aon has any potential conflicts of interest with our company or members of our talent and compensation committee. In connection with Aon’s engagement, our talent and compensation committee conducted such a review and concluded that it was not aware of any conflict of interest that had been raised by work performed by Aon or the individual consultants employed by Aon that perform services for our talent and compensation committee.
Peer Group
We use a peer group to provide a broad perspective on competitive pay levels and practices.
For our 2022 peer group, the talent and compensation committee, with assistance from Aon, reviewed similar companies with respect to sector, stage of development and market capitalization. In guiding the talent and compensation committee in identifying the companies that will comprise the 2022 peer group, the talent and compensation committee considered the following key factors and parameters:
•Sector – pharmaceutical, biotechnology and life science companies, as well as healthcare equipment and services companies, generally with a primary focus on medical device/technology and a secondary focus on pre-commercial biotechnology companies.
•Revenues – generally, less than $100 million in revenue.
•Market Capitalization – $600 million to $6 billion market capitalization range and companies that have completed their initial public offering in the last three years.
•Size – generally, companies with under 300 employees.
Based on the above market data, the talent and compensation committee in 2021 selected the following peer group of 20 companies that informed pay decisions for 2022:

Adaptive(1)	Quanteriz
Alector	Rapid Micro Biosystems(1)
Axonics	RAPT Therapeutics
Berkeley Lights	Rhythm Pharmaceuticals
Butterfly Network(1)	ShockWave Medical
Castle Biosciences	SI-BONE
Cortexyme	Silk Road Medical
Kodiak Sciences	Twist Bioscience
Nanostring Technologies	Veracyte
Pacific Biosceinces of California (1)
Personalis

(1) Addition to our peer group for 2022.

Each of the companies comprising the peer group satisfied certain of the parameters considered. Where a company did not fit within all of the parameters, the talent and compensation committee nonetheless considered other factors that it deemed relevant, including for example the overall composition of the peer group or companies against which we compete for talent.
In light of the Company’s rapid growth, the talent and compensation committee conducts a regular review of the peer group to ensure that the underlying criteria for peer selection remains appropriate, ensuring that we consider companies that have profiles similar to us, identifying new companies that may be appropriate for inclusion (as indicated above) and removing companies that have been acquired in the interim (Eidos Therapeutics and Viela Bio) or that no longer satisfy the key metrics and parameters (89bio, Akero Therapeutics and Aprea Therapeutics).
As guidelines for our executives, the talent and compensation committee set target cash compensation, when considering salary and bonus potential, after reviewing varying percentiles of compensation paid to executives within our compensation peer group, with generally greater focus on the median. While the talent and compensation committee generally focuses equity compensation for our executives at or above the 75th percentile of equity compensation paid to executives in our compensation peer group, our own performance and other factors deemed relevant by our talent and compensation committee informs its decisions on equity compensation. The talent and compensation committee believes that our emphasis on equity compensation serves to retain our executives and more closely align their interests with those of our stockholders. The talent and compensation committee also believes that generally referencing the median peer group data in setting salary and bonus compensation and higher percentile peer group data in setting equity compensation for our executives, appropriately structures our executive compensation program to emphasize achievement of our long-term success and long-term value creation for our stockholders. We may deviate from setting actual compensation levels at these levels comparative to our peer group companies given that our talent and compensation committee considers other factors that it deems appropriate, including for example our executives’ experience, performance levels, responsibilities, tenure, and existing vested and unvested equity holdings.
Compensation Governance Best Practices
The talent and compensation committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs:
•No guaranteed compensation: Although we have signed employment agreements with each of our named executive officers, all these agreements provide for “at will” employment, and none of these agreements provides any guarantees relating to salary increases or the amounts of incentive pay or equity awards.
•Reasonable severance and change in control benefits: The change in control and severance agreement with Dr. Farokhzad and the key executive change in control and severance plan in which our other named executive officers participate do not provide for “single trigger” benefits upon a change in control absent a termination of employment. Instead, this plan requires that the named executive officer’s employment be terminated by us without “cause”, or the named executive officer resign for “good reason” in order for the named executive officer to receive severance benefits, whether in connection with a change in control or otherwise. These arrangements generally provide for “double trigger” provisions under the change in control and severance plan in order for the vesting of time-based equity awards held by these named executive officers to accelerate in connection with a change in control, while Dr. Farokhzad’s agreement also provides for partial acceleration of time-based equity awards in connection with certain without “cause” or “good reason” terminations outside of the change in control context. These arrangements also provide that the vesting of equity awards granted prior to our initial public offering will accelerate if the named executive officer remains employed with us (or our successor) through the two-year anniversary of the change in control.

•Independent compensation consultant: Our talent and compensation committee engages its own independent compensation consultant, which provides the compensation committee with valuable data regarding market compensation trends and guidance to the compensation committee about executive compensation programs in general.
•Policy against hedging and pledging: Our insider trading policy prohibits our executives from engaging in “hedging” or “pledging” transactions with respect to our common stock.
•Risk assessment: We believe the structure of our executive compensation program motivates our executives to make thoughtful, appropriate decisions with measured risks balanced by appropriate rewards for the Company.
IV. Key Components of our Compensation Program
The talent and compensation committee has developed an executive compensation program that consists of three main components. The relative mix of these components is weighted more on incentives, particularly long-term incentives, rather than fixed compensation. The focus on incentive compensation ensures that the interests of our executives are aligned with those of our stockholders. Our compensation program is made up of the following three key compensation components:

Element	Performance Period	Objective
Base Salary	Annual	Attract, retain, and reward top talent; reflects a named executive officer’s responsibilities, performance, and relevant market data
Annual Cash Incentives	Annual	Reward achievement of annual Company goals
Long-Term Equity Awards (Consisting of a Mix of Options and RSUs)	Long-Term
Options incentivize the achievement of strong share price growth and serve as an important retention vehicle
RSUs closely align the interests of management and stockholders and serves as an important retention vehicle

We design and implement an executive compensation program that combines both base cash and short-term and long-term incentive elements based on annual performance objectives and long-term equity interests. The annual cash incentives and long-term equity awards elements of our executive compensation program are in order to align the interest of our executives and our shareholders. The talent and compensation committee has not, however, adopted any formal or informal policies or guidelines for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
Base Salaries
Base salary represents the fixed portion of our executives’ compensation, which we view as an important element to attract, retain and motivate highly talented executives. Each named executive officer’s base salary is typically annually reviewed by our talent and compensation committee based on competitive market considerations and level, responsibilities, experience, and skill set. These considerations are supplemented by market data provided by the committee’s independent compensation consultant. During Mr. Ostadan’s leave of absence, which ended February 28, 2022, he did not receive any base salary. In February 2022, our talent and compensation committee reviewed these annual base salary amounts and provided merit increases to our named executive officers, effective March 1, 2022.

Based on these considerations, our named executive officer’s annual base salaries for 2022 were as follows:

Name	2022 Merit Increase	2022 Annual Base Salary (following March 2022 Merit Increases)(1)
Omid Farokhzad, M.D.	8.5%	$575,484
Omead Ostadan(2)	4.0%	$153,300
David Horn	5.7%	$430,830
Elona Kogan	6.2%	$398,250

(1) Prior to the March 2022 merit increases, the annual base salaries for Dr. Farokhzad, Messrs. Ostadan and Horn, and Ms. Kogan were $530,400, $446,679, $407,597, and $375,000, respectively.

(2) Mr. Ostadan’s annual base salary following the March 2022 merit increase was $464,546 and was prorated based on his part-time status upon his return from leave. Mr. Ostadan resigned from the Company effective September 30, 2022.
Annual Cash Incentives
In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses under our Executive Incentive Compensation Plan, which bonuses are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives and all employees who significantly impact our corporate results.
Annual corporate goals are developed and recommended by management to the Board of Directors. The Board of Directors approves the annual corporate goals. Annual corporate goals are reviewed by the talent and compensation committee on a quarterly basis to track the Company’s progress toward achievement of the annual corporate goals and the continued appropriateness of such goals throughout the year. Each named executive officer has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below:

Name	2022 Target Bonus (As a Percentage of Base Salary)
Omid Farokhzad, M.D.	85%
Omead Ostadan	45%
David Horn	40%
Elona Kogan	40%
The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s annual base salary and target bonus percentage times percentage achievement of the corporate goals. In prior years named executive officer bonuses were based on a combination of corporate objectives (weighted at 75%) and assessments of individual performance (weighted at 25%). However, in July 2022, the talent and compensation committee, in consultation with Aon, revisited this structure and determined that it would be more appropriate for the 2022 named executive officer bonuses to be 100% based on corporate objectives, in order to focus our named executive officers on our most critical and strategic goals for the year. As a result, the talent and compensation committee approved this new structure for the 2022 named executive officer bonuses, such that the weighting for the 2022 named executive officer bonuses was:

Weight
Corporate Objectives	100%
For 2022, our corporate objectives related to financial and corporate development (weighted at 20%), commercial objectives (weighted at 25%), product development and operations (weighted at 20%), research (weighted at 20%) and organizational objectives (weighted at 15%). In general, corporate objectives are set at levels that were considered difficult to achieve, but achievable with significant effort, and if achieved at 100% would have exceeded the Company’s operational expectations for the measurement period.
At the close of the applicable fiscal year, the talent and compensation committee comes to a general, subjective conclusion as to whether the corporate goals were met, and whether there were any other factors that should be considered in determining the amount of bonus earned for the year. The talent and compensation committee may decide to pay bonuses to the named executive officers even if the specified performance goals are not met, in recognition of the Company’s performance throughout the year in meeting other objectives not contemplated at the beginning of the performance period, or alternatively may determine to decrease or eliminate bonuses even if goals are achieved after weighing factors such as those not specifically set at the beginning of the year. In making the final decision on the corporate goal achievement, the talent and compensation committee also considers the review of the year-end financial results. In sum, the amount of bonus compensation that is actually earned by our named executive officers may be influenced by subjective determinations by our talent and compensation committee. The talent and compensation committee believes that maintaining discretion to evaluate corporate performance at the close of the year based on the totality of the circumstances, and to award or fail to award bonus compensation without reliance on rote calculations under set formulas, is appropriate in responsibly discharging its duties, particularly for a Company at our growth stage. Our talent and compensation committee may award a bonus in an amount above or below the amount resulting from the calculation described above, based on other factors that our talent and compensation committee determines, in its sole discretion, are material to our corporate performance and provide appropriate incentives to our executives, for example based on events or circumstances that arise after the original goals are set. Payouts of earned bonuses, if any, are generally made in the year following the year of performance, and subject to the recipient’s continued employment with us through the payment date.
On February 15, 2023, the talent and compensation committee evaluated our achievement of the 2022 corporate objectives. The talent and compensation committee considered whether we had achieved specific goals in each category of our corporate objectives, including any over achievement in each category, the weighting established for each category, and our overall corporate performance in 2022. After taking into consideration performance against corporate objectives as well as successes on other key Company’s projects, the talent and compensation committee approved a 95% achievement level of our 2022 corporate objectives.
Bonus payments made for 2022 performance were as follows:

Name	2022 Target Bonus	2022 Bonus Payout	2022 Bonus Payout (% of Target)
Omid Farokhzad, M.D.	$489,161	$464,703	95%
Omead Ostadan(1)	$57,488	—	—
David Horn	$172,332	$163,715	95%
Elona Kogan	$159,300	$151,335	95%

(1) Mr. Ostadan’s target bonus was prorated based on his part-time status. Mr. Ostadan resigned from the Company effective September 30, 2022, and therefore, he did not receive the 2022 bonus.

Long-Term Incentives
Our focus on long-term value creation results in our executive compensation program having a strong weighting toward equity compensation. We rely heavily on equity compensation that vests over a multi-year period to ensure that a significant portion of a named executive officer’s compensation opportunity is related to factors that directly and indirectly influence stockholder value. Our talent and compensation committee believes this serves as a reward for appreciation in our stock price, long-term value creation and enables us to achieve our retention objectives. Further, equity participation establishes a sense of ownership and aligns executives’ interests with those of our other stockholders.
Our annual equity awards to our executives take the form of stock options and restricted stock units. We believe that stock options, when granted with per share exercise prices equal to the closing price of a share of our common stock on the date of grant, are inherently performance oriented and provide an appropriate long-term incentive for our executive officers, since the stock options reward them only to the extent that our stock price increases and stockholders realize value following the options’ grant date. For our CEO, this performance element was further enhanced by providing premium-priced performance options that provide value only if our stock price increases substantially from the grant date fair market value. Furthermore, we believe that RSU awards provide tangible value to our executive officers and serve as an incentive and retention tool during a difficult operating or volatile business environment, while still being tied to stockholder value. Additionally, RSU awards enable our executive officers to accumulate stock ownership in the Company.
2022 Annual Equity Grants
We grant equity awards to our named executive officers as part of the talent and compensation committee’s annual review of executive compensation. The talent and compensation committee has not applied a rigid formula in determining the size of these equity awards or mix between options and RSUs. In February 2022, the talent and compensation committee reviewed and approved the option and RSU grants for the named executive officers, basing its decision on a market assessment of peer companies, as well as by utilizing a blend of factors that included value of equity compensation and Company ownership. The talent and compensation committee determined that the annual equity grants would be split approximately equally in terms of value between stock options and RSUs as follows:

Name	RSUs		Stock Options
	(#)	Grant Date Fair Value(1) ($)	(#)	Grant Date Fair Value(1) ($)
Omid Farokhzad, M.D.	155,000	2,574,550	293,700(2)	2,932,749
Omead Ostadan	62,000	1,029,820	124,000	1,302,050
David Horn	62,000	1,029,820	124,000	1,302,050
Elona Kogan	62,000	1,029,820	124,000	1,302,050

(1) The dollar amounts in this column represent the aggregate full grant date fair value of the equity awards calculated in accordance with FASB ASC Topic 718. Please see the Summary Compensation Table for more details regarding how this value is calculated.

(2) To maximize the alignment of our CEO’s interests with those of our stockholders, the talent and compensation committee added a performance element to the options granted to our CEO in 2022. As shown in the table below, the premium-priced performance options were granted to our CEO in four equal tranches with strike prices equal to amounts that equated to 10%, 15%, 20% and 25% premiums on our closing stock price on February 8, 2022 (the date of grant), which was $16.61.

The premium-priced performance options granted to our CEO vest on the schedule described in the paragraph below.

	First Tranche	Second Tranche	Third Tranche	Fourth Tranche
Strike Price	$18.27	$19.10	$19.93	$20.76
Premium Versus Grant Date Closing Stock Price	10%	15%	20%	25%
# of Performance Options	73,425	73,425	73,425	73,425
We believe that the multi-year vesting requirements applicable to both stock options and RSUs encourage employee retention. The 2022 RSUs grants to our named executive officers are scheduled to vest annually over a four-year period. One quarter of the 2022 option grants vest on the first anniversary of the date of grant and then monthly over a subsequent four-year period. Both types of equity awards are subject to the executive’s continuing service on each vesting date and to the vesting acceleration provisions of the company’s key executive change in control and severance plan, as discussed further below.
Per the terms of our equity incentive plans and as confirmed under a leave of absence agreement with Mr. Ostadan, the vesting of Mr. Ostadan’s equity awards, including his 2022 annual equity awards, was suspended during his leave of absence. His leave of absence began on November 20, 2021 and ended February 28, 2022. The vesting of his equity awards also was adjusted to reflect his part-time employment status, which commenced upon his return from his leave of absence.

V. Additional Compensation Policies and Practices
Employment and Other Service Arrangements with our Named Executive Officers
We have entered into an employment letter with each of our named executive officers, and these letters contain the basic terms and conditions of their employment intended to attract, retain and motivate them. Each of the employment letters has no specific term, and provides that the named executive officer is an at-will employee. Each of our named executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.
For Dr. Farokhzad, his employment letter provides for reimbursement of reasonable travel and lodging expenses incurred by him for his travel between his primary residence and our offices in Redwood City, California, as well as for additional payments sufficient to make such reimbursements tax neutral to Dr. Farokhzad.
In connection with Mr. Ostadan’s resignation, we entered into a consultant agreement in order to provide for an orderly transition of Mr. Ostadan’s responsibilities and to have the benefit of his input as a senior advisor to the Company. Under this consultant agreement, Mr. Ostadan was eligible to receive an hourly fee for his services. Mr. Ostadan’s consultant agreement was terminated effective March 2023.
Severance Benefits, including Change in Control
In connection with our initial public offering, we adopted the key executive change in control and severance plan, in which each of our named executive officers other than Dr. Farokhzad participate. In addition, Dr. Farokhzad has a change in control and severance agreement (the Severance Agreement) with us which provides for certain severance and change in control benefits.

We offer the severance and other termination benefits to the named executive officers under these arrangements if their employment is terminated without cause or they resign for good reason in certain circumstances, and generally subject to their execution of a release of claims. Our goal in providing certain severance and change in control benefits is to provide our named executive officers with the security of temporary continued income and benefits, thus allowing each of the named executive officers to focus on business priorities that create value for our stockholders without undue concern that the officer will be terminated and lose his or her income and benefits. We believe the level of severance and change in control benefits provided is appropriate and is necessary to attract and retain key employees.
In addition, these arrangements provide that if a named executive officer remains with us (or our successor) through the two-year anniversary of a change in control, the vesting of those equity awards granted before our initial public offering will accelerate. We believe this is appropriate so that the named executive officer will not be concerned that he or she will lose the value of those grants by remaining after an acquisition beyond the time of the severance protection otherwise afforded by the severance arrangements, and therefore will be appropriately motivated to pursue transactions that are in the best interests of our stockholders.
These arrangements are described more fully under the section of this proxy statement entitled “Change in Control and Severance Agreement” (with respect to Dr. Farokhzad’s agreement) and “Key Executive Change in Control and Severance Plan” (with respect to the arrangements for our other named executive officers).
Certain Broad-based Employee Benefits
We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Each named executive officer is eligible to participate in all of our employee benefit plans generally applicable to employees on a broad basis, subject to the eligibility provisions of such programs. Our named executive officers are eligible to participate in our employee benefits plans, such as medical, dental, disability, vision, and other insurance programs, our 401(k) plan and our employee stock purchase plan, in each case on the same basis as other employees. The exception is that Dr. Farokhzad may not participate in our employee stock purchase plan because the regulations that govern these plans exclude individuals who hold Company stock in excess of certain thresholds.
We maintain a 401(k) retirement savings plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements and we match employee contributions up to a certain limit. Our 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan, if certain requirements are met.
Personal benefits currently are not a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our named executive officers, except as generally made available to our employees or in situations where we believe it is appropriate to serve a legitimate business purpose, including for example to assist an individual in the performance of his or her duties, to enable him or her to achieve greater work efficiency or effectiveness, or to recruit or retain him or her. Please see “Employment Arrangements with our Named Executive

Officers” above for a discussion of certain travel and lodging reimbursements we have provided to Dr. Farokhzad and Mr. Ostadan.
Hedging and Pledging Policies; Stock Ownership Guidelines
Our insider trading policy prohibits our executives from engaging in “hedging” or “pledging” transactions with respect to our common stock. The Company currently has no stock ownership guidelines in place for our named executive officers, but may consider implementing such guidelines in the future if the talent and compensation committee deems it to be in the best interests of the Company and its stockholders.
Compensation Recovery (“Clawback”) Policy
As a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results as the result of misconduct or due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive. Our 2020 Equity Incentive Plan provides that awards granted under it will be subject to recoupment under any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable law, and under the 2020 Equity Incentive Plan we may also impose such other clawback provisions to an equity award as we deem appropriate. In addition, the SEC is expected to approve stock exchange listing standards that will require companies to implement clawback policies for the recovery of incentive-based compensation. We intend to adopt a general clawback policy in accordance with SEC and Nasdaq listing rules by no later than the date required by such rules.
Accounting and Tax Consideration and Treatment
The talent and compensation committee generally takes into consideration the tax implications to the Company of our named executive officer compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code as it was in effect during our 2022 fiscal year, the Company generally is eligible to receive a federal income tax deduction for compensation paid to our CEO and certain other current and former executives only if the compensation paid to the individual executive was less than $1 million during any fiscal year. While our talent and compensation committee may consider the deductibility of equity awards and cash and other compensation as one factor in determining executive compensation, the committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, our talent and compensation committee generally considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2023 for:
•each of our directors and nominees for director;
•each of our named executive officers;
•all of our current directors and executive officers as a group; and
•each person or group known by us to be the beneficial owner of more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
We have based our calculation of the percentage of beneficial ownership on 59,710,584 shares of our Class A common stock and 4,044,969 shares of our Class B common stock outstanding as of March 31, 2023. We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2023, or issuable pursuant to RSAs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2023 to be outstanding and to be beneficially owned by the person holding the stock option or RSA for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to ten votes for each share held. Shares of Class B common stock will automatically convert into shares of Class A common stock upon sale or transfer of such shares, excluding certain transfers permitted by our amended and restated certificate of incorporation. The Class B common stock will also automatically convert into shares of Class A common stock on December 8, 2025.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Seer, Inc. 3800 Bridge Parkway, Suite 102, Redwood City, California 94065.

	Amount and Nature of Beneficial Ownership				Voting % of Total Outstanding Capital Stock
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%
Directors and Named Executive Officers:
Omid Farokhzad, M.D.(1)	2,486,483	4.0	3,555,195	87.9	37.2
David Horn (2)	1,044,998	1.7	—	—	1.0
Elona Kogan(3)	439,304	*	—	—	*
David Hallal(4)	489,314	*	—	—	*
Catherine J. Friedman(5)	173,877	*	—	—	*
Robert Langer, Sc.D.(6)	361,187	*	—	—	*
Terrance McGuire(7)	483,921	*	4,088	*	*
Dipchand (Deep) Nishar(8)	11,667	*	—	—	*
Mostafa Ronaghi, Ph.D.(9)	444,635	*	14,310	*	*
Rachel Haurwitz, Ph.D.(10)	15,000	*	—	—	*
Meeta Gulyani(11)	15,000	*	—	—	*
All executive officers and directors as a group (11 persons)(12)	5,997,469	9.4	3,573,593	88.3	40.0
Greater than 5% Stockholders:
FMR LLC(13)	8,394,862	14.1	—	—	8.4
SoftBank SB Global Advisers Limited(14)	5,135,383	8.6	—	—	5.1
aMoon Fund Growth Fund Limited Partnership(15)	4,923,196	8.2	—	—	4.9
Invus Public Equities, LP (16)	4,750,000	8.0	—	—	4.7
Capital World Investors(17)	4,671,000	7.8	—	—	4.7
BlackRock, Inc.(18)	4,143,250	6.9	—	—	4.1
Vanguard Group(19)	3,465,630	5.8	—	—	3.5
____________________________________
*Represents beneficial ownership of less than 1%.
#    Percentage total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class B common stock shall be entitled to ten votes per share of Class B common stock and each holder of Class A common stock shall be entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.
(1)Includes (i) 392,763 shares of Class A common stock and 134,579 shares of Class B common stock held of record by Dr. Farokhzad; (ii) 1,303,478 shares of Class B common stock held of record by Dynamics Group LLC for which Dr. Farokhzad serves as the sole member; (iii) 2,117,138 shares of Class B shares held of record by SAF-BND Trust for which Dr. Farokhzad’s spouse serves as trustee; and (iv) 2,093,720 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, of which 1,785,755 are fully vested. Dr. Farokhzad disclaims beneficial ownership of the shares held by the SAF-BND Trust.
(2)Includes (i) 198,202 shares of Class A common stock and (ii) 846,796 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, of which 634,498 are fully vested.
(3)Includes (i) 26,723 shares of Class A common stock and (ii) 412,581 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, of which 256,818 are fully vested.
(4)Includes (i) 263,562 shares of Class A common stock held of record by Mr. Hallal, and (ii) 225,752 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, of which 180,868 are fully vested.
(5)Includes (i) 140,186 shares of Class A common stock held of record by Ms. Friedman, of which 46,729 shares may be repurchased by us at the original exercise price; and (ii) 33,691 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, of which all are fully vested.
(6)Includes 361,187 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, of which 308,749 are fully vested.
(7)Includes (i) 210,982 shares of Class A common stock and 4,088 shares of Class B common stock held of record by Strong Bridge, LLC for which Mr. McGuire serves as an operating manager; (ii) 193,992 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, of which 159,972 are fully vested; and (iii) 78,947 shares of Class A common stock held of record by Polaris Founders Capital Fund I, L.P., for which Mr. McGuire serves as general partner of the managing member.
(8)Includes 11,667 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, of which all are fully vested.

(9)Includes (i) 178,358 shares of Class A common stock held of record by Dr. Ronaghi, of which 7,594 shares may be repurchased by us at the original exercise price; (ii) 14,310 shares of Class B common stock held of record by Dr. Ronaghi; (iii) 15,157 shares of Class A shares held of record by Phi-X Capital, LLC for which Dr. Ronaghi serves as a manager; (iv) 76,722 shares of Class A common stock held of record by First Republic Trust Company of Delaware LLC, trustee of a dynasty trust for the reporting person's minor daughter for which the Dr. Ronaghi serves as an investment advisor; (v) 76,722 shares of Class A common stock held of record by First Republic Trust Company of Delaware LLC, trustee of a dynasty trust for the reporting person's minor son for which the Dr. Ronaghi serves as an investment advisor; (vi) 76,722 shares of Class A common stock held of record by The Ronaghi Children's Trust UTD December 2014, for which the Dr. Ronaghi serves as a trustee; and (vii) 20,954 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, of which all are fully vested.
(10)Includes 15,000 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, of which are fully vested.
(11)Includes 15,000 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, of which are fully vested.
(12)Includes (i) 1,735,046 shares of Class A common stock of which 54,323 shares may be repurchased by us at the original exercise price and 3,573,593 shares of Class B common stock beneficially owned by our current executive officers and directors and (ii) 4,262,423 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023 and held by our current executive officers and directors, of which 3,455,055 are fully vested.
(13)Based on the information reported by FMR LLC (FMR) on a Schedule 13G/A filed with the SEC on February 9, 2023. Of the shares of Class A common stock beneficially owned, FMR has sole voting power with respect to 8,281,920 shares of Class A common stock and sole dispositive power with respect to 8,394,862 shares of Class A common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. The address for FMR is 245 Summer Street, Boston, Massachusetts 02210.
(14)Based on the information reported by SB Global Advisers Limited (SB Advisors) on a Schedule 13G/A filed with the SEC on February 14, 2022. SB Advisors has shared voting and dispositive power with respect to 5,135,383 shares of Class A common stock. SVF II Oyster (DE) LLC is the record holder of all of the reported shares of Class A common stock. SoftBank Vision Fund II-2 L.P. is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II Oyster (DE) LLC. SB Global Advisers Limited has been appointed as manager and is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund II-2 L.P.’s investments. As a result of these relationships, each of these entities may be deemed to share beneficial ownership of the securities reported herein. Following an internal reorganization, each of SB Investment Advisers (UK) Limited and SVF II AIV-1 (DE) L.P. ceased to be the beneficial owner of any shares of Class A Common Stock. The address for each of SB Global Advisers Limited and SBIA UK is 69 Grosvenor Street, London W1K 3JP, United Kingdom. The address for each of SoftBank Vision Fund II-2 L.P. and SVF II Aggregator (Jersey) L.P. is Crestbridge Limited, 47 Esplanade, St. Helier, Jersey, JE1 0BD. The address for each of the other reporting entities is 251 Little Falls Drive, Wilmington, Delaware 19808.
(15)Based on the information reported by aMoon Growth Fund Limited Partnership (aMoon) on a Schedule 13G/A filed with the SEC on January 9, 2023, aMoon holds shared voting and dispositive power with respect to 4,112,235 shares of Class A common stock. aMoon Co-Investment SPV I, L.P. (aMoon Co-Investment) holds shared voting and dispositive power with respect to 810,961shares of Class A common stock. aMoon Growth Fund G.P. Limited Partnership (aMoon Growth Fund G.P.) is the sole General Partner of aMoon Growth and aMoon Co-Investment and aMoon General Partner Ltd. (aMoon General Partner) is the sole General Partner of aMoon Growth Fund G.P. Dr. Yair C. Schindel is the sole shareholder of aMoon General Partner. By virtue of such relationships, aMoon Growth Fund G.P., aMoon General Partner and Dr. Schindel may be deemed to have shared voting and investment power with respect to the capital stock held by aMoon Growth Fund and aMoon Co-Investment. Dr. Schindel disclaims beneficial ownership of the shares of Class A Common Stock of the held by aMoon, aMoon Co-Investment, aMoon G.P. and aMoon Ltd., except to the extent of his pecuniary interest therein, if any. The address for these entities is 34 Yerushalaim Road, Beit Gamla, 6th Floor, Ra-anana, 4350110, Israel.
(16)Based on the information reported by Invus Public Equities, L.P. (Invus Public Equities) on a Schedule 13G/A filed with the SEC on February 11, 2022, Invus Public Equities holds sole voting and dispositive power with respect to 4,750,000 shares of Class A common stock, Invus Public Equities Advisors, LLC, the general partner of Invus Public Equities, may be deemed to beneficially own the Shares held by Invus Public Equities. Artal Treasury Limited (Artal Treasury), the managing member of Invus PE Advisors, may be deemed to beneficially own the shares of Class A common stock that Invus PE Advisors may be deemed to beneficially own. Artal International S.C.A. (Artal International), the sole stockholder of Artal Treasury, may be deemed to beneficially own the shares of Class A common stock that Artal Treasury may be deemed to beneficially own. Artal International Management S.A. (Artal International Management), the managing partner of Artal International, controls Artal International and, accordingly, may be deemed to beneficially own the shares of Class A common stock that Artal International may be deemed to beneficially own. Artal Group S.A. (Artal Group), the parent company of Artal International Management, controls Artal International Management and, accordingly, may be deemed to beneficially own the shares of Class A common stock that Artal International Management may be deemed to beneficially own. Westend S.A. (Westend), the parent company of Artal Group, controls Artal Group and, accordingly, may be deemed to beneficially own the Shares that Artal Group may be deemed to beneficially own. Stichting Administratiekantoor Westend (Stichting), the majority stockholder of Westend, controls Westend and, accordingly, may be deemed to beneficially own the Shares that Westend may be deemed to beneficially own. Mr. Wittouck, as the sole member of the board of the Stichting, controls the Stichting and, accordingly, may be deemed to beneficially own the Shares that the Stichting may be deemed to beneficially own. As of February 9, 2022, in connection with an internal reorganization, Artal Treasury ceased to be the managing member of Invus PE Advisors, and the Geneva branch of Artal International, the sole stockholder of Artal Treasury, became the managing member of Invus PE Advisors and, accordingly, may be deemed to beneficially own the Shares that Invus PE Advisors may be deemed to beneficially own. Effective as of such date, Artal Treasury is no longer deemed to beneficially own the Shares that Invus PE Advisors may be deemed to beneficially own. The address for Invus Public Equities and Invus Public Advisors is 750 Lexington Avenue, 30th Floor, New York, New York 10022. The address for Artal Treasury is Suite 4, Borough House, Rue du Pré, St. Peter Port, Guernsey GY1 3JJ. The address for Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands. The address for the remaining entities is Valley Park, 44, Rue de la Vallée, L-2661, Luxembourg.
(17)Based on the information reported by Capital World Investors (Capital World) on a Schedule 13G filed with the SEC on February 13, 2023. Capital World holds sole voting power and sole dispositive power with respect to 4,671,000 shares of Class A common stock. The address for Capital World is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(18)Based on the information reported by BlackRock, Inc. (BlackRock) on a Schedule 13G/A filed with the SEC on January 31, 2023. BlackRock holds sole voting power with respect to 3,999,206 shares of Class A common stock and sole dispositive power with respect to 4,143,250 shares of Class A common stock. The address for Blackrock is 55 East 52nd Street, New York, New York 10055.
(19)Based on the information reported by the Vanguard Group Inc. (Vanguard) on a Schedule 13G/A filed with the SEC on February 9, 2023. Vanguard holds shared voting power with respect to 31,843 shares of Class A common stock, sole dispositive power with respect to 3,402,163 shares of Class A common stock and shared dispositive power with respect to 63,467 shares of Class A common stock. The address for the Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS
We describe below transactions and series of similar transactions in our last fiscal year to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.
We have granted stock options, RSAs and RSUs to our executive officers and certain of our directors. See the sections titled “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” and “Management—Director Compensation” for a description of these stock incentive awards.
We are party to an amended and restated investors’ rights agreement, dated as of December 9, 2020 (IRA), which provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Entities affiliated with Omid Farokhzad, M.D., Robert Langer, Sc.D. and Terrance McGuire are among the parties to the IRA.
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
During 2022, we identified the following related party transaction:
•David Hallal, our Lead Independent Director, served as a board member and as Chief Executive Officer at ElevateBio, LLC (“ElevateBio”), which became a customer of the Company. During 2022, the Company recorded $0.3 million of revenue from ElevateBio for product sales and lease revenue.
Other than as described above under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 2022, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

Environmental, Social Responsibility and Governance Matters
We believe in sustainable business operations, social responsibility and maintaining governance structures that promote effective oversight. Our corporate governance and nominating committee will oversee and advise the board of directors on management of the Company’s strategy, initiatives, risks, opportunities and reporting on matters related to Environmental, Social Responsibility and Governance (ESG). Included below is a description of certain early key ESG initiatives.
Diversity & Inclusion
We strive to create and maintain a workplace free from discrimination or harassment on the basis of color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression or any other status protected by applicable law. Currently, approximately 66% of our full-time employees are female or from underrepresented communities and approximately 33% of our board is comprised of women. In 2021, we formed an employee resource group aimed at promoting the engagement of women. Our management team and employees are expected to exhibit and promote ethical and respectful conduct in the workplace. All of our employees must adhere to a code of conduct that sets standards for appropriate behavior and we have implemented specific policies designed to prevent, identify, report and stop any type of discrimination and harassment. Our recruitment, hiring, development, training, compensation and advancement at our company is based on qualifications, performance, skills and experience without regard to color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, or gender identification.
Competitive Pay & Benefits and Pay Equity
We strive to provide competitive and robust compensation and benefits programs that help meet the varying needs of our employees. Our total rewards package includes competitive pay, comprehensive healthcare benefits package for employees, family medical leave and flexible work schedules. In addition, we offer every full-time employee, both exempt and non-exempt, the benefit of equity ownership in the company through stock option grants, restricted stock unit grants, and our employee stock purchase plan. We offer employees the opportunity to participate in our ESPP and 401(k) plan.
Employee Development & Training
The competition for talent in our industry and in the San Francisco Bay Area where our headquarters is located is significant. As a result, our commitment to investing in human capital is of critical importance to ensure our ability to attract, develop and maintain key talent to support the growth of our business. We emphasize employee development and training. We have a performance development review process in which managers help set stretch goals and provide regular feedback to assist with the development of our employees. We have partnered with Ken Blanchard Companies to offer leadership development training to our current and potential people leaders. On an annual basis, we conduct a company-wide survey developed by Great Place to Work. For two years in a row, (2021 and 2022), the results of the survey allowed us to be certified and use the Great Place to Work badge until May 2023.
Safety
The safety, health and wellness of our employees is a top priority. In response to COVID-19, we have implemented safety protocols, including, at certain times, limiting onsite activities to essential staff during periods of increased regional COVID-19 infection rates, screening and onsite testing for employees, and documentation of visitors COVID-19 status, contact tracing and appropriate protocols to address any known exposures, increased cleaning procedures and readily available masks and hand sanitizers, and additional controls based on case rates and local requirements including the wearing of masks and social distancing. These protocols are designed to maintain the health and safety of our employees and comply with health and safety standards as required by federal, state and local government agencies, taking into consideration guidelines of the Centers for Disease Control and Prevention and other public health authorities.

Giving Back to Communities in Which We Operate
One of our corporate values is “We Are Difference Makers.” We support the communities in which we live and work. We strive to make the world a better place.
Beginning in 2021, our employees donated their time and money in the service of certain charities. In January 2022, we formed a Community Service Committee made up of cross functional employees and leaders. The committee’s charter is to help set the giving priorities for the year and they have been tasked with offering quarterly opportunities to give back to our community. We are proud that our team has donated money and volunteered their time to organizations such as Family Giving Tree, Second Harvest Food Bank and SF Marin Food Bank among others.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC.  Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year.  Based solely on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2022, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements.

Fiscal Year 2022 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2022 are included in our Annual Report on Form 10-K filed with the SEC on March 6, 2023.  This proxy statement and our Annual Report on Form 10-K are posted on our investor relations website at investor.seer.bio and are available from the SEC at its website at www.sec.gov.  You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to Seer, Inc., Attention: Investor Relations, 3800 Bridge Parkway, Suite 102, Redwood City, California 94065.
*  *  *
The board of directors does not know of any other matters to be presented at the Annual Meeting.  If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold.  You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card.

THE BOARD OF DIRECTORS

Redwood City, California April , 2023

APPENDIX A

PROPOSED AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO PHASE OUT THE CLASSIFIED STRUCTURE OF OUR BOARD OF DIRECTORS
_________________

CERTIFICATE OF AMENDMENT OF

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SEER, INC.

Seer, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.The name of the Corporation is Seer, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 16, 2017 under the name Seer Biosciences, Inc.
2.The terms and provisions of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation and the stockholders of the Corporation.
3.The following amendments to the Amended and Restated Certificate of Incorporation shall be effective upon filing with the Secretary of State of the State of Delaware.
4.The text of Section 2 of Article V of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

Section 2. Prior to the election of directors at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”), ~~From and after the effectiveness of this Amended and Restated Certificate of Incorporation,~~ the directors of the Corporation (other than any who may be elected by holders of Preferred Stock under specified circumstances) ~~shall be~~ were divided into three classes as nearly equal in size as is practicable, ~~hereby~~ designated Class I, Class II and Class III. ~~Directors already in office shall be assigned to each class at the time such classification becomes effective in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years~~. ~~At each succeeding annual meeting of stockholders~~ Beginning with the 2023 Annual Meeting, directors shall be elected for a full term of ~~three~~ one year~~s~~ to succeed the directors of the class whose terms expire at such annual meeting. ~~If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned hereafter among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~ Following the election of directors at the 2023 Annual Meeting, the Board of Directors will be divided into two classes, Class I and Class II, with the directors in Class I having a term expiring at the 2024 Annual Meeting and the directors in Class II having a term expiring at the 2025 Annual Meeting. The directors in Class I will be the directors elected to the Board of Directors at the 2023 Annual Meeting and the directors who, immediately prior to the 2023 Annual Meeting, were in Class I and had terms expiring at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”); the directors in Class II will be the directors who, immediately prior to the 2023 Annual Meeting, were in Class II and had terms expiring at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Commencing with the election of directors at the 2024 Annual Meeting, the directors in Class I will be up for election for a one-year term ending at the 2025 Annual Meeting and, following the 2025 Annual Meeting, the Board of Directors shall no longer be classified and divided into classes and all directors will be elected for a term expiring at the following annual meeting of stockholders or, if earlier, their death or resignation.

1. The text of Section 1 of Article VI of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

Section 1. ~~From and after the effectiveness of this Amended and Restated Certificate of Incorporation, only for so long as the Board of Directors is classified and s~~Subject to the rights of holders of Preferred Stock, any director or the entire Board of Directors may be removed from office ~~at any time, but only for cause~~ in the manner provided in Section 141(k) of the DGCL~~, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors~~.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SEER2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V11656-P89749 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEER, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
4. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Omid Farokhzad, M.D.
02) Meeta Gulyani
03) David Hallal
04) Terrance McGuire

NOTE: The proxy holders will vote in their discretion on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date